Filed Pursuant to Rule 424(b)(5)
Registration No. 333-112708

Product Supplement No. 5

(To Prospectus dated April 14, 2004

and Series K Prospectus Supplement dated April 15, 2004)

April 4, 2008

Reverse Mandatory Exchangeable Senior Notes with Partial Upside

We may offer and sell reverse mandatory exchangeable senior notes with partial upside from time to time. This product supplement describes the terms that will apply generally to these notes. A separate pricing supplement will describe the terms that apply specifically to your note, including any changes to the terms described in this product supplement.

•	The notes are our unsecured senior notes. The notes are only partially principal protected.

•

Your return at maturity depends on the performance of the common stock or similar common equity security (the “Index Stock”) of the company (the “Index Stock Issuer”) that will be specified in the applicable pricing supplement.

•	The applicable pricing supplement will specify, among other things:
•	the maturity date of the notes;
•	the rate of interest payable on the notes and the related interest payment dates;
•	the Final Valuation Date or the Final Valuation Period (each as defined below), as applicable, in which the return on the notes will be determined;
•	the minimum denominations, or “units,” of the notes;
•	the number of shares of the Index Stock initially represented by one unit of the notes (the “Base Exchange Ratio”); and
•	the settlement date for each issuance of the notes.

•

Unless otherwise specified in the applicable pricing supplement, each unit of the notes will have both an original issue price and a principal amount equal to the “Initial Price Level” (as defined below). The Initial Price Level will be set on the pricing date for the notes and will be set forth in the applicable pricing supplement. The Initial Price Level will be equal to the product of the initial Base Exchange Ratio and the reference price of the Index Stock that we will establish on the pricing date (the “Initial Index Stock Price”).

•

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will deliver to you the Final Redemption Amount (as defined below), which will depend upon the Final Price Level (as defined below). Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date. You may receive cash or a number of shares worth less than the principal amount of your notes.

•	The Final Redemption Amount will be determined as follows:
•

if the Final Price Level is less than or equal to the “Lower Put Strike Price” (as defined below), then the Final Redemption Amount will equal the “Downside Participation Rate” multiplied by the “Lower Put Strike Price” (each as defined below);

•

if the Final Price Level is greater than the Lower Put Strike Price but less than the “Upper Put Strike Price” (as defined below), then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Final Price Level;

•

if the Final Price Level is greater than or equal to the Upper Put Strike Price but less than the “Call Strike Price” (as defined below), then the Final Redemption Amount will equal the Initial Price Level; and

•

if the Final Price Level is greater than or equal to the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level plus the “Upside Participation Rate” (as defined below) multiplied by the difference between the Final Price Level and the Call Strike Price.

•

Unless otherwise set forth in the applicable pricing supplement, the Upper Put Strike Price and the Call Strike Price (which will exceed the Upper Put Strike Price), will represent a percentage increase from the Initial Price Level that we will specify in the applicable pricing supplement. The Final Price Level must exceed the Call Strike Price in order for you to receive a cash payment or amount of shares that exceeds the principal amount of your notes.

•

The “Final Price Level” will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Base Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final Valuation Period, the product of (a) the closing price of the Index Stock and (b) the then-current Base Exchange Ratio.

•	If the Final Price Level is less than the Upper Put Strike Price, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

•	The Base Exchange Ratio may be adjusted for certain corporate events relating to Index Stock Issuer.

(continued on next page)

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. The value of the notes at maturity is uncertain. Potential purchasers of the notes should consider the information in “ Risk Factors” beginning on page S-9 of this product supplement. You may lose a significant portion of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this product supplement, the accompanying Series K prospectus supplement, or the accompanying prospectus. Any representation to the contrary is a criminal offense.

No Index Stock Issuer participated or will participate in the preparation of this product supplement or any pricing supplement. No Index Stock Issuer will receive any of the proceeds from any offering of the notes, nor will any Index Stock Issuer have any obligation under the notes to make any payments to you.

Banc of America Securities LLC

Selling Agent

(continued from prior page)

•	The pricing supplement for your notes will specify for your notes:
•	the Initial Price Level;
•	the Lower Put Strike Price;
•	the Upper Put Strike Price;
•	the Call Strike Price;
•	the Downside Participation Rate; and
•	the Upside Participation Rate.

•	You cannot elect to exchange your notes for Index Stock prior to maturity.

•	Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange.

•

Banc of America Securities LLC (“BAS”) is acting as our selling agent to offer the notes on a best efforts basis. Unless otherwise specified in the applicable pricing supplement, BAS will not receive any commission in connection with the sale of the notes.

SUMMARY

This product supplement relates only to our notes and does not relate to the securities of any Index Stock Issuer. This summary includes questions and answers that highlight selected information from the accompanying prospectus, the accompanying Series K prospectus supplement, and this product supplement to help you understand these notes. You should read carefully the entire prospectus, the accompanying Series K prospectus supplement, this product supplement, and the applicable pricing supplement to understand fully the terms of the notes, as well as the tax and other considerations important to you in making a decision about whether to invest in the notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or the accompanying Series K prospectus supplement, this product supplement will supersede those documents. If information in this product supplement is inconsistent with the applicable pricing supplement, the applicable pricing supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying Series K prospectus supplement and the prospectus.

The transactions described in this product supplement are complex. You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the applicable pricing supplement, and the accompanying Series K prospectus supplement and the prospectus. You should rely only on the information contained in this product supplement, the applicable pricing supplement, the accompanying Series K prospectus supplement, and the prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling agent will make an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the applicable pricing supplement, the accompanying Series K prospectus supplement, and prospectus is accurate only as of the date on their respective front covers.

What are the notes?

The notes are senior debt securities issued by Bank of America Corporation and are not secured by collateral. The notes rank equally with all of our other unsecured senior indebtedness from time to time outstanding. The notes will mature on the maturity date specified in the applicable pricing supplement. The notes are only partially principal protected.

How much interest will you receive on the notes?

The applicable pricing supplement will state the interest rate, the interest payment dates, and the method of determining the amount of interest payable on your notes.

How will the interest rates on the notes compare to the interest rate on a conventional debt security?

We expect that the interest rates payable on the notes will be higher than the interest rate payable on a conventional debt security with the same maturity issued by us or by an issuer with a comparable credit rating. This is because you are deemed to be indirectly selling a put option to us on the Index Stock. Your return attributable to the put option is combined with a market interest rate on our senior debt to produce an interest rate that may be higher than conventional debt securities.

What will you receive on the stated maturity date of the notes?

The amount of cash or the number of shares that you will receive on the maturity date will depend on the closing price of the Index Stock and the Base Exchange Ratio on the Final Valuation Date or on each trading day in the Final Valuation Period, as described in the applicable pricing supplement. The Final Price Level will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Base Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final Valuation Period, the product of (a) the closing price of the Index Stock and (b) the Base Exchange Ratio. The applicable pricing supplement will state whether a single Final Valuation Date or a Final Valuation Period consisting of more than a single trading day will be used to determine the Final Price Level. If a Final Valuation Period is applicable to your notes, the last trading day of that period will be the “Final Valuation Date” for certain calculations that may be made, as described below.

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will deliver to you the Final Redemption Amount, which will depend upon the Final Price Level. Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date. You may receive cash or a number of shares worth less than the principal amount of your notes.

The Final Redemption Amount will be determined as follows:

•	if the Final Price Level is less than or equal to the Lower Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Lower Put Strike Price;
•

if the Final Price Level is greater than the Lower Put Strike Price but less than the Upper Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Final Price Level;

•	if the Final Price Level is greater than or equal to the Upper Put Strike Price but less than the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level; and
•

if the Final Price Level is greater than or equal to the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level plus the Upside Participation Rate (as defined below) multiplied by the difference between the Final Price Level and the Call Strike Price.

Unless otherwise set forth in the applicable pricing supplement, the Upper Put Strike Price and the Call Strike Price (which will exceed the Upper Put Strike Price), will represent a percentage increase from the Initial Price Level that we will specify in the applicable pricing supplement. The Final Price Level must exceed the Call Strike Price in order for you to receive a cash payment or amount of shares that exceeds the principal amount of your notes.

If the Final Price Level is less than the Upper Put Strike Price, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

The pricing supplement for your notes will specify for your notes:

•	the Initial Price Level;
•	the Lower Put Strike Price;
•	the Upper Put Strike Price;
•	the Call Strike Price;
•	the Downside Participation Rate; and
•	the Upside Participation Rate.

The Base Exchange Ratio and the calculation of the Final Redemption Amount may be adjusted for certain corporate events. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

Is it possible for you to receive shares of the Index Stock instead of cash at maturity?

Yes. Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date.

At maturity, can you receive cash or shares having a value that is less than the principal amount of your notes?

Yes. If at maturity, the Final Price Level is less than the Upper Put Strike Price, then the value of the cash or the Index Stock that you receive will be less than the principal amount of your notes. In addition, if the Downside Participation Rate of your notes is less than one, your return on the notes will be even less than the negative return of the Index Stock (provided that the Final Redemption Amount will not be less than the product of the Downside Participation Rate and the Lower Put Strike Price). Moreover, because the payment amount on your note will be determined on the Final Valuation Date, if we deliver shares rather than cash, you may be subject to adverse price movements in the share price of the Index Stock between the Final Valuation Date and the maturity date.

Do you have the right to exchange your notes for cash or Index Stock prior to maturity?

No. You cannot elect to exchange your notes for cash or Index Stock prior to maturity.

Is the return on the notes limited in any way?

Yes. At maturity, you will only receive cash or shares of Index Stock with a value greater than the principal amount of your notes if the Final Price Level exceeds the Call Strike Price. Even in such a case, unless otherwise set forth in the applicable pricing supplement, your return on the notes will be less than the percentage increase in the Final Price Level, because your return in excess to the principal amount of your notes will be limited to the difference between the Final Price Level and the Call Strike Price, multiplied by the Upside Participation Rate, which we expect to be less than 100%.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Market Disruption Events.”

Do we have the right to call the notes?

No. We do not have the right to call the notes.

Is it possible for the notes to become linked to the value of securities of companies other than the Index Stock Issuer?

Yes. Following some types of corporate events relating to the Index Stock Issuer, such as a stock-for-stock merger where the Index Stock Issuer is not the surviving entity, you will receive at maturity the cash value of the applicable number of securities of the successor corporation to the Index Stock Issuer. Following some other types of corporate events relating to the Index Stock Issuer, such as a merger where holders of the Index Stock would receive all or a substantial portion of their consideration in cash, or a significant cash dividend or distribution of property occurs with respect to the Index Stock, you will receive at maturity the cash value of the applicable number of shares of the common stock of three companies in the same industry group as the Index Stock Issuer in lieu of the Index Stock or the cash value of the common stock of those three companies in addition to the cash value of a number of shares of the Index Stock, as applicable. If a corporate event of this kind occurs, the equity-linked nature of the notes will be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in “Description of the Notes—Dilution and Reorganization Adjustments.”

Who will determine the amounts payable on the notes?

A calculation agent will make all calculations associated with determining the Final Price Level, the Final Redemption Amount, the Base Exchange Ratio on the Final Valuation Date (or during the Final Valuation Period, if applicable), and the amount of cash or securities payable at maturity. The calculation agent also will (a) adjust the Base Exchange Ratio for certain corporate events affecting the Index Stock and (b) determine the appropriate securities to be used in calculating the amount of cash to be delivered at maturity if certain reorganization events occur relating to the Index Stock that we describe in “Description of the Notes—Dilution and Reorganization Adjustments.” We have appointed our subsidiary, BAS, to act as calculation agent. See the sections entitled “Description of the Notes—Role of the Calculation Agent” and “Description of the Notes—Dilution and Reorganization Adjustments.”

What is the Index Stock Issuer?

Each Index Stock Issuer will be a company that has registered its common equity securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, each Index Stock Issuer will be a company required to file periodically financial and other information specified by the SEC. Information that the Index Stock Issuer provides or files with the SEC can be inspected at the SEC’s public reference facilities or accessed over the Internet through the SEC’s web site, http://www.sec.gov. In addition, information regarding the Index Stock Issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles, and other publicly disseminated information. We make no representation or warranty as to the accuracy or completeness of any of this information. For further information, please see the section entitled “The Index Stock.” If the Index Stock Issuer is not a U.S. company, the references in this product supplement to the Index Stock Issuer’s common shares may be to the Index Stock Issuer’s American Depositary Shares,

ordinary shares, or other comparable common equity security, as specified in the applicable pricing supplement.

What will be the Index Stock Issuer’s role in the notes?

The amount we will pay at maturity will be determined according to the price of the Index Stock on the Final Valuation Date (or during the Final Valuation Period, if applicable). In either case, the Index Stock Issuer will have no obligations relating to, or any role in connection with, the notes or the amounts of cash or shares to be delivered to you. The Index Stock Issuer will have no obligation to take our needs or your needs into consideration for any reason. The Index Stock Issuer will not receive any of the proceeds from the offering of any of the notes and will not be responsible for, and will not endorse or participate in, any offering of the notes. The Index Stock Issuer will not be responsible for, and will not participate in, the determination or calculation of the amounts that you may receive. Unless otherwise specified in the applicable pricing supplement, we will not be an affiliate of any Index Stock Issuer.

Will you have an ownership interest in the Index Stock during the term of the notes?

No. An investment in the notes does not entitle you to any ownership interest in the Index Stock, including any voting rights, dividends paid, or other distributions by the Index Stock Issuer, unless and until those shares are delivered to you at maturity.

Are the notes transferable?

Yes. You may transfer the notes. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the notes in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the notes by individual investors. You should refer to the section entitled “Registration and Settlement” in the prospectus and “Description of the Notes—Same-Day Settlement and Payment” in this product supplement.

Will the notes be listed on an exchange?

No. Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange. A market for the notes may never develop.

Who is the selling agent for the notes?

Our subsidiary, BAS, is acting as our selling agent in connection with the offering of the notes. In this capacity, BAS is not your fiduciary or advisor, and you should not rely upon any communication from BAS in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How will the notes be offered?

The selling agent will offer the notes to selected investors on a best efforts basis. We have registered the notes with the SEC in the United States. However, we are not registering the notes for public distribution in any jurisdiction other than the United States. The selling agent may solicit offers to purchase the notes from non-United States investors in reliance on available private placement exemptions. See the section in the attached Series K prospectus supplement entitled “Supplemental Plan of Distribution—Selling Restrictions.”

Does ERISA impose any limitations on purchases of the notes?

Yes. An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) or a plan that is subject to Section 4975 of the Internal Revenue Code, or the “Code,” including individual retirement accounts, individual retirement annuities or Keogh plans, or any entity the assets of which are deemed to be “plan assets” under the ERISA regulations, should not purchase, hold, or dispose of the notes unless that plan or entity has determined that its purchase, holding, or disposition of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

Any plan or entity purchasing the notes will be deemed to be representing that it has made such determination, or that a prohibited transaction class exemption (“PTCE”) or other statutory or administrative exemption exists and can be relied upon by such plan or entity. See the section entitled “ERISA Considerations.”

Are there any risks associated with your investment?

Yes. You may lose your principal investment and the notes are subject to a number of additional risks. Please refer to the section “Risk Factors” in this product supplement and page S-3 of the attached Series K prospectus supplement.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the significant elements of the notes or financial matters in general.

Your investment may result in a loss; there is no guaranteed return of principal. The notes are only partially principal protected. The notes combine features of equity and debt. The notes differ from ordinary debt securities in that we will not pay you a fixed amount at maturity. Our payout to you at the scheduled maturity date will be the Final Redemption Amount, or a number of shares of Index Stock determined by the calculation agent, unless certain corporate events relating to the Index Stock Issuer have occurred (in which case you may receive an amount of cash determined as described below under “Description of the Notes—Dilution and Reorganization Adjustments”). If the Final Price Level is less than the Call Strike Price, we will pay to you an amount of cash, or, at our option (unless otherwise set forth in the applicable pricing supplement), deliver to you a number of shares of Index Stock, with a value that is less than the principal amount of your notes. In addition, because the payment amount on your note will be determined on the Final Valuation Date, if we deliver shares rather than cash, the share price may be subject to adverse price movements between the Final Valuation Date and the maturity date.

The potential appreciation of the value of the notes is less than the potential appreciation of the Index Stock. Unless otherwise set forth in the applicable pricing supplement, the appreciation potential of the notes is limited. At maturity, you will only receive cash or shares of Index Stock with a value greater than the principal amount of your notes if the Final Price Level exceeds the Call Strike Price. Even in such a case, unless otherwise set forth in the applicable pricing supplement, your return on the notes will be less than the percentage increase in the Final Price Level, because any return on your notes that exceeds the principal amount will be limited to the difference between the Final Price Level and the Call Strike Price, multiplied by the Upside Participation Rate, which we expect to be less than 100.00%. Accordingly, unless otherwise set forth in the applicable pricing supplement, you should assume that, even if the value of the Index Stock increases after the pricing date, you will receive at maturity cash or shares of Index Stock that with a value that represent less than the full appreciation of the Index Stock as of the Final Valuation Date.

Your yield may be lower than the yield on a standard debt security of comparable maturity. The notes are only partially principal protected, and your payments in excess of the principal amount may be limited. Accordingly, notwithstanding the interest payments that will be made on the notes, any yield that you receive on the notes, which could be negative, may be less than the overall return that you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

We cannot assure you that a trading market for the notes will ever develop or be maintained. Unless otherwise specified in the applicable pricing supplement, we will not list any of the notes on any securities exchange. We cannot predict how the notes will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of the notes in any secondary market may be limited. Under ordinary market conditions, BAS intends to indicate prices on the notes on request; however, there can be no assurance at which price any bid would be made. BAS may discontinue buying and selling any of the notes at any time. In addition, the development of a liquid trading market for any of the notes may depend on our financial performance and other factors such as the appreciation, if any, in the price of the applicable Index Stock.

To the extent that BAS engages in any market-making activities, it may bid for or offer notes. Any price at which BAS may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that may be used by BAS, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which the notes might otherwise trade in the market.

In addition, if at any time BAS were to cease acting as a market-maker for any of the notes, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which the notes could be sold likely would be lower than if an active market existed.

If you attempt to sell the notes prior to maturity, the market value of the notes, if any, may be less than the principal amount of the notes or less than the value of the shares you would receive at maturity. Unlike savings accounts, certificates of deposit, and other similar investment products, you will have no right to redeem the notes prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them. At that time, there may be a very illiquid market for the notes, or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

•

Market value of the Index Stock. The value of the notes will depend substantially on the market value of the Index Stock. Even if the market price of the Index Stock increases after the pricing date, if you sell your notes before the Final Valuation Date, you may receive substantially less than the amount that would be payable at maturity based on that market price. If you choose to sell your notes when the product of the Base Exchange Ratio and the market price of the Index Stock is less than, or not sufficiently above, the Call Strike Price, you may receive less than the principal amount of your notes. In general, the market value of the notes will decrease as the market value of the Index Stock decreases, and the market value of the notes will increase as the market value of the Index Stock increases. Trading prices of the Index Stock also may be influenced if we, our affiliates, or any other entity issue securities with terms similar to the notes or transfer shares of the Index Stock. In addition, the market price of the Index Stock could become more volatile and could be depressed by hedging or arbitrage activity that may develop involving the notes or the Index Stock. We expect that the notes will trade differently from the Index Stock.

•

Volatility of the Index Stock. Volatility is the term used to describe the size and frequency of market fluctuations. Volatility of the Index Stock may affect the market value of the notes. The generally unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. In general, if the volatility of the Index Stock increases, or is anticipated to increase, we expect that the market value of the notes will decrease, and if the volatility of the Index Stock decreases, or is anticipated to decrease, we expect that the market value of the notes will increase. This volatility also may increase the risk that the Final Price Level of the Index Stock will be less than the Call Strike Price.

•

Interest rates. We expect that changes in interest rates will affect the trading value of the notes. In general, if U.S. interest rates increase, we expect that the trading value of the notes will decrease, and, conversely, if U.S. interest rates decrease, we expect that the trading value of the notes will increase. The level of prevailing interest rates also may affect the U.S. economy, and, in turn, the market value of the Index Stock.

•	Dividend yield on the Index Stock. In general, if the dividend yield on the Index Stock increases, we expect that the market value of the notes will decrease.

•

Economic and other conditions generally. The general economic conditions of the capital markets, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets generally, and the market segment of which the Index Stock is a part, in particular, may affect the market value of the notes.

•

Earnings performance and creditworthiness of the Index Stock Issuer. The general economic conditions and earnings results and creditworthiness of the Index Stock Issuer, and real or anticipated changes in those conditions or results, may affect the market value of the notes.

The Final Redemption Amount will not be affected by all developments relating to the Index Stock. Changes in the market price of the Index Stock during the term of the notes before the Final Valuation Date or the Final Valuation Period will not be reflected in the calculation of the Final Redemption Amount. The calculation agent will calculate your payment at maturity only based upon the Initial Price Level and the Final Price Level. No other prices of the Index Stock will be taken into account. As a result, you may receive less than the principal amount of your notes even if the market price of the Index Stock has increased at certain times during the term of notes before decreasing to a level below the Call Strike Price prior to the Final Valuation Date or the Final Valuation Period.

Changes in our credit ratings are expected to affect the market value of the notes. Our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, actual or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the market price of the Index Stock, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Hedging activities may affect your return at maturity and the market value of the notes. One or more of our affiliates, including BAS, may engage in hedging activities that may affect the market value of the Index Stock, and accordingly, increase or decrease the market value of the notes prior to maturity and amounts of cash or shares that you receive at maturity. In addition, we or one or more of our affiliates, including BAS, may purchase or otherwise acquire a long or short position in the notes. We or one of our affiliates, including BAS, may hold or resell the notes. Although we have no reason to believe that any of those activities will have a material impact on the market value of the Index Stock, we cannot assure you that these activities will not affect that price and the market value of the notes prior to maturity or the amount you will receive at maturity.

The historical performance of the Index Stock is not an indication of its future performance. Changes in the prices of the Index Stock will affect the trading price of the notes, but it is impossible to predict whether the prices of the Index Stock will rise or fall. The price of the Index Stock may decrease so that you will receive at maturity cash, or, at our option (unless otherwise set forth in the applicable pricing supplement), shares of Index Stock, worth less than the principal amount of your notes. In addition, there can be no assurance that the price of the Index Stock will increase so that you will receive at maturity cash or an amount of the Index Stock worth more than the principal amount of your notes.

The amount payable to you at maturity is not subject to adjustment for all corporate events. The amount that you are entitled to receive at maturity may be adjusted for the specified corporate events affecting the Index Stock described in the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.” However, these adjustments do not cover all corporate events that could affect the market price of the Index Stock, such as offerings of common shares for cash or in connection with acquisition transactions. The occurrence of any event not described under “Description of the Notes—Dilution and Reorganization Adjustments” may adversely affect the determination of the closing price of the Index Stock, the Final Price Level, and the Final Redemption Amount, and, as a result, the market value of the notes.

The notes may be exchangeable into an amount of cash based on the value of shares of companies other than the Index Stock Issuer. Following some corporate events relating to the Index Stock, such as a merger where holders of the Index Stock would receive all or a substantial portion of their consideration in cash, or if a significant cash dividend or distribution of property occurs with respect to the Index Stock, you will receive at maturity the cash value of the applicable number of shares of common stock of three companies in the same industry group as the Index Stock Issuer in lieu of the Index Stock. Alternatively, you may receive the cash value of the common stock of those three companies in addition to the cash value of a number of shares of the Index Stock. Following some other corporate events, such as a stock-for-stock merger in which the Index Stock Issuer is not the surviving entity, you will receive at maturity shares or the cash value of the applicable number of shares of common stock of a successor corporation to the Index Stock Issuer. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.” The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the market price of the notes. In addition, if the notes become exchangeable into shares or an amount of cash based on the value of securities of companies other than the Index Stock Issuer, the value of the notes may be affected by the market value of those securities, the volatility of those securities, the dividend yield, if any, on those securities, earnings results and creditworthiness of the issuers of those securities, and other factors affecting those securities and the issuers of those securities.

You will not have rights as a shareholder of the Index Stock Issuer. Unless and until you receive shares of the Index Stock at maturity, if at all, you will have no rights against the Index Stock Issuer, including the right to vote, or to receive dividends or other distributions, if any, even though:

•	you may receive shares of the Index Stock at maturity; and

•	the market value of the notes is expected to depend primarily on the market price of the Index Stock.

You have no assurance that you will continue to receive current information on the Index Stock Issuer. There can be no assurance that the Index Stock Issuer will continue to be subject to the reporting requirements of the Exchange Act, or that it will distribute any reports, proxy statements, or other information required to be disclosed to its shareholders. In the event that the Index Stock Issuer ceases to be subject to those reporting requirements and the notes continue to be outstanding, pricing information for the notes may be more difficult to obtain, and the market value and liquidity of the notes may be adversely affected.

We will not hold any shares of the Index Stock for your benefit. The Senior Indenture governing the notes does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge, or otherwise convey all or any portion of any shares of the Index Stock acquired by us or them. Neither we nor any of our affiliates will pledge or otherwise hold any of those shares for your benefit in order to enable you to exchange your notes for shares under any circumstances. As a result, in the event of our bankruptcy, insolvency, or liquidation, any shares of the Index Stock that we own will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

Unless otherwise specified in the applicable pricing supplement, we and our affiliates are not affiliated with the Index Stock Issuer, and are not responsible for any disclosures made by the Index Stock Issuer. No Index Stock Issuer will be involved in any offering of the notes, or have any obligations with respect to the notes. As a result, no Index Stock Issuer will have any obligation to take your needs into consideration for any reason, including taking any corporate actions that might affect the value of the notes. No Index Stock Issuer will receive any of the proceeds from any offering of the notes, or participate in the determination of the timing of, prices for, or quantities of the notes to be issued. No Index Stock Issuer will participate in the determinations to be made by the calculation agent. No Index Stock Issuer will be involved with the administration, marketing, or trading of the notes.

Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Stock Issuer contained in the applicable pricing supplement or in the Index Stock Issuer’s publicly available filings. The material provided in the pricing supplement concerning the Index Stock Issuer and its equity securities will be derived from publicly available information. The Index Stock Issuer will not provide or approve of this information. We will not make any attempt to confirm any of this information. Before you invest in the notes, you should make your own investigation into the Index Stock Issuer.

Our trading and hedging activities may create conflicts of interest with you. We or one or more of our affiliates, including BAS, may engage in trading activities related to the Index Stock Issuer that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell shares of the Index Stock or futures or options contracts based on the Index Stock for our own accounts, for business reasons, or in connection with hedging our obligations under the notes. In addition, we may enter into one or more arrangements with one or more of our affiliates to hedge the market risks associated with our obligation to pay the amounts due under the notes. We or our affiliates expect to make a profit in connection with these arrangements. If we enter into an arrangement of this kind with one or more of our affiliates, we do not intend to seek competitive bids from unaffiliated parties.

We or our affiliates may enter into these transactions on or prior to the pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase the Initial Index Stock Price and the Initial Price Level. If this occurs, your return on the notes could be adversely affected.

In addition, from time to time during the term of the notes and in connection with the maturity of the notes, we or our affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions. We or our affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of the notes, or to the Index Stock. We or our affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases. However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the market price of the Index Stock or secondary trading in the notes, could be adverse to your interests as a beneficial owner of the notes.

Our business activities relating to the Index Stock Issuer may create conflicts of interest with you. We and our affiliates, including BAS, may have engaged in business with the Index Stock Issuer, and also may do so at present or in the future. These activities may include making loans to, equity investments in, or providing investment banking, asset management, or other services to the Index Stock Issuer, its affiliates, and its competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates may have published, and in the future may publish, research reports on the Index Stock Issuer. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the market value of the notes.

Secondary market prices of the notes may be affected adversely by the inclusion in the original issue price of the notes of any selling agent commissions and the costs of hedging our obligations under the notes. Assuming no change in market conditions or any other relevant factors, the market price, if any, at which a party will be willing to purchase notes in secondary market transactions likely will be lower than the original issue price since the original issue price will include, and secondary market prices are likely to exclude, any selling agent commissions (if applicable to your notes) and the potential profit included in the cost of hedging our obligations under the notes. The price of hedging our obligations was determined with the intent to realize a profit. However, because hedging our obligations entails risks and may be influenced by market forces beyond our control or our affiliates’ control, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

There may be potential conflicts of interest involving the calculation agent. We have the right to appoint and remove the calculation agent. Our subsidiary, BAS, is the calculation agent for the notes and, as such, will determine the cash amount or securities that will be payable to you at maturity. Under some circumstances, these duties could result in a conflict of interest between BAS’s status as our subsidiary and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a “Market Disruption Event” has occurred, or in connection with adjustments to the Base Exchange Ratio that it would be required to make in the event of certain corporate actions involving the Index Stock Issuer. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

The U.S. federal income tax consequences of the notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain. No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the notes and no assurance can be given that the IRS or a court will agree with the statements made in the section entitled “U.S. Federal Income Tax Summary” or in the applicable pricing supplement.

You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes, as well as any tax consequence arising under the laws of any state, local, or foreign taxing jurisdiction.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates will use a portion of the net proceeds from each offering to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

The notes are part of a series of medium-term notes entitled “Medium-Term Notes, Series K” issued under the Senior Indenture, which we describe more fully in the accompanying prospectus and the accompanying Series K prospectus supplement. The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the accompanying Series K prospectus supplement and “Description of Debt Securities” in the prospectus.

The notes will be issued in minimum denominations and increments at or above the minimum denominations set forth in the applicable pricing supplement.

The notes will mature on the maturity date set forth in the applicable pricing supplement, subject to acceleration as described below in “Alternate Exchange Calculation in Case of an Event of Default.”

The notes are not principal protected.

Prior to maturity, the notes are not redeemable by us or repayable at the option of any holder. The notes will not have the benefit of any sinking fund. The notes will be issued in book-entry form only.

Interest

The notes will bear interest from their issue date at the interest rate that will be specified in the applicable pricing supplement. Interest will be payable on the interest payment dates set forth in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. Each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the preceding interest payment date, as the case may be, to, but excluding, that interest payment date. Unless otherwise specified in the applicable pricing supplement, if an interest payment date falls on a day that is not a business day, the applicable payment will be made on the next business day as if it were the date that payment was due, and no interest will accrue as a result of the postponement.

Unless otherwise specified in the applicable pricing supplement, for so long as the notes are represented by a global certificate, the record date for each interest payment will be one business day prior to the interest payment date.

Unless otherwise specified in the applicable pricing supplement, “business day” means a day that is a business day of the kind described in the accompanying prospectus.

Payment at Maturity

The amount of cash or the number of shares that you will receive on the maturity date will depend on the closing price of the Index Stock and the Base Exchange Ratio on the Final Valuation Date or on each trading day in the Final Valuation Period, as described in the applicable pricing supplement. The Final Price Level will equal the product of (a) the closing price of the Index Stock on the Final Valuation Date and (b) the Base Exchange Ratio on the Final Valuation Date. However, if a Final Valuation Period is applicable to the notes, then the Final Price Level will equal the arithmetic average of, for each trading day during the Final

Valuation Period, the product of (a) the closing price of the Index Stock and (b) the then-current Base Exchange Ratio.

At maturity, unless certain corporate events relating to the Index Stock Issuer have occurred, for each unit of the notes, we will deliver to you the Final Redemption Amount, which will depend upon the Final Price Level. Unless otherwise specified in the applicable pricing supplement, at our option, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date. You may receive cash or a number of shares worth less than the principal amount of your notes.

The Final Redemption Amount will be determined as follows:

•	if the Final Price Level is less than or equal to the Lower Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Lower Put Strike Price;
•

if the Final Price Level is greater than the Lower Put Strike Price but less than the Upper Put Strike Price, then the Final Redemption Amount will equal the Downside Participation Rate multiplied by the Final Price Level;

•	if the Final Price Level is greater than or equal to the Upper Put Strike Price but less than the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level; and
•

if the Final Price Level is greater than or equal to the Call Strike Price, then the Final Redemption Amount will equal the Initial Price Level plus the Upside Participation Rate (as defined below) multiplied by the difference between the Final Price Level and the Call Strike Price.

The Upper Put Strike Price and the Call Strike Price (which will exceed the Upper Put Strike Price), will each represent a percentage increase from the Initial Price Level that we will specify in the applicable pricing supplement. The Final Price Level must exceed the Call Strike Price in order for you to receive a cash payment or amount of shares that exceeds the principal amount of your notes.

If the Final Price Level is less than the Upper Put Strike Price, you will receive a number of shares of the Index Stock or cash worth less than the principal amount of your notes.

The pricing supplement for your notes will specify for your notes:

•	the Initial Price Level;
•	the Lower Put Strike Price;
•	the Upper Put Strike Price;
•	the Call Strike Price;
•	the Downside Participation Rate; and
•	the Upside Participation Rate.

The Base Exchange Ratio and the calculation of the Final Redemption Amount may be adjusted for certain corporate events. See the section entitled “Description of the Notes—Dilution and Reorganization Adjustments.”

Option to Pay in Cash or Shares

Unless otherwise set forth in the applicable pricing supplement, at our option, on the scheduled maturity date, instead of paying the Final Redemption Amount in cash, we may deliver to you a number of shares of Index Stock based upon the closing price of the Index Stock on the Final Valuation Date.

We will, or will cause the calculation agent to:

•

provide written notice to the trustee under the Senior Indenture and to DTC, on or prior to 10:30 a.m. on the trading day immediately prior to the scheduled maturity date of the notes (but if that trading day is not a business day, prior to the close of business on the business day preceding the maturity date), of the Final Redemption Amount (or, if applicable, the number of shares of Index Stock) to be delivered with respect to each unit of the notes; and

•

deliver that cash or those shares, as applicable, and cash in respect of interest and any fractional shares, to the trustee under the Senior Indenture for delivery to DTC, as holder of the notes, on the scheduled maturity date.

We expect that the cash and shares will be distributed to you on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Same Day Settlement and Payment” below, and “Registration and Settlement” in the prospectus.

Certain Definitions

Unless otherwise specified in the applicable pricing supplement, a “trading day” means any day, as determined by the calculation agent, on which trading generally is conducted on the New York Stock Exchange, Inc. (“NYSE”), the American Stock Exchange LLC, The Nasdaq Stock Market, Inc., and the Chicago Mercantile Exchange and in the over-the-counter market for equity securities in the United States.

The “closing price” for one share of the Index Stock (or one unit of any other security for which a closing price must be determined) on any particular day means the last reported sales price for that security on the relevant exchange at the scheduled weekday closing time of the regular trading session of the relevant exchange. If, however, the security is not listed on an exchange or traded on a bulletin board, then the closing price of the security will be determined using the average execution price per share that we or one of our affiliates pays or receives upon the purchase or sale of the security used to hedge our obligations under the notes.

Market Disruption Events

If on the Final Valuation Date, a Market Disruption Event (as defined below) has occurred, or if the closing price per share of the Index Stock (or one unit of any other security) cannot be determined according to the immediately preceding provisions, then the closing price per share of the Index Stock (or one unit of any other security) for that trading day will be the mean, as determined by the calculation agent, of the bid prices for the applicable security obtained from as many recognized dealers in that security, but not exceeding three, as will make those bid prices available to the calculation agent; provided that if no such bids are available, then the closing price per share of the Index Stock (or one unit of any other security) for that trading day will equal the calculation agent’s good faith estimate of the value of that security as of that trading day. A bid by BAS or any of our other affiliates may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained.

If a Final Valuation Period is applicable to your notes and there is a Market Disruption Event on any day in the Final Valuation Period, then the closing price per share of the Index Stock (or one unit of any other security) on such a date will be equal to the closing price per share of the Index Stock (or one unit of any other security) on the next day in the Final Valuation Period in which a market disruption event did not occur. For example, if there is a Market Disruption Event on the second and third days in a Final Valuation Period, but there is no Market Disruption Event on the fourth day in the Final Valuation Period, then the closing price for that fourth day will also be the closing price for the second and third days.

If there is a Market Disruption Event on the final trading day of the Final Valuation Period, then the calculation agent will determine the closing price for that day by applying the procedures specified in the definition of closing price above for use when a Market Disruption Event has occurred on the Final Valuation Date.

“Market Disruption Event” means:

•

a suspension, absence, or material limitation of trading of the Index Stock on the primary market in the U.S. for the Index Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in that market; or a breakdown or failure in the price and trade reporting systems of the primary market in the U.S. for the Index Stock as a result of which the reported trading prices for the Index Stock during the last one-half hour preceding the close of the principal trading session in that market are materially inaccurate; or the suspension, absence, or material limitation of trading on the primary market in the U.S. for trading in options contracts or futures contracts related to the Index Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or a material disruption in securities settlement, payment, or clearance services in the United States, in each case as determined by the calculation agent in its sole discretion; and

•

a determination by the calculation agent, in its sole discretion, that any event described in the preceding paragraph materially interferes or interfered with the ability of BAS or any of its affiliates to unwind or adjust all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a Market Disruption Event has occurred:

•	a limitation on the number of hours or days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

•	a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event;

•

limitations under any rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization, or the SEC on trading during significant market fluctuations will constitute a suspension, absence, or material limitation of trading;

•

a suspension of trading in options contracts on the Index Stock by the primary securities market in the U.S. trading in those options, if available, by reason of (a) a price change exceeding limits set by that securities exchange or market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension, absence, or material limitation of trading in options contracts related to the Index Stock; and

•

a suspension, absence, or material limitation of trading on the primary securities market in the U.S. on which options contracts related to the Index Stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

Fractional Shares

If we elect to pay the amount due at maturity by delivering shares of the Index Stock, you may be entitled to receive a number of shares that is not divisible by a whole number. We will not distribute any fractional shares of the Index Stock. Instead, we will aggregate all amounts due to you, and in lieu of delivering a fractional share of the Index Stock, we will pay the cash value of the fractional share based on the closing price as of the Final Valuation Date. While the notes are issued in global form, the sole holder will be DTC. DTC participants have different policies pertaining to fractional shares. You should consult the participant through which you hold the notes to ascertain a participant’s specific policy.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per unit of the notes upon acceleration of the notes will be determined by the calculation agent. The amount will be a cash amount, for each unit of the notes, equal to the sum of:

•

the value of a number of shares of the Index Stock (based on the closing price of the Index Stock on the date of default) equal to the Final Redemption Amount (calculated as if the date of default is the Final Valuation Date); and

•	accrued but unpaid interest to, but excluding, the date of acceleration.

If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the original issue price of the notes plus an additional amount of contingent interest calculated as if the date of commencement of the proceeding were the maturity date of the notes.

Unless otherwise specified in the applicable pricing supplement, if the maturity of the notes is accelerated because of an event of default, we will provide notice of that acceleration event to the holders of the notes as promptly as possible, and in no event later than two trading days after the date of acceleration (but if that second trading day is not a business day, prior to the close of business on the business day preceding that second trading day).

Dilution and Reorganization Adjustments

The Base Exchange Ratio and the Final Redemption Amount may be adjusted by the calculation agent for certain dilution and reorganization events as follows:

1.      If shares of the Index Stock are subject to a stock split or reverse stock split, then once that split has become effective, the Base Exchange Ratio will be adjusted to equal the product of the prior Base Exchange Ratio and the number of shares outstanding after giving effect to that stock split or reverse stock split with respect to one share of the Index Stock.

2.      If shares of the Index Stock are subject (a) to a stock dividend (an issuance of additional shares of the Index Stock that is given ratably to all holders of the Index Stock) or (b) to a distribution of the Index Stock as a result of the triggering of any provision of the corporate charter or other organizational documents of the Index Stock Issuer, then once the dividend has become effective and shares of the Index Stock are trading ex-dividend, the Base Exchange Ratio will be adjusted to equal the product of the prior Base Exchange Ratio and the number of shares outstanding after giving effect to that transaction with respect to one share of the Index Stock.

3.      If the Index Stock Issuer issues rights or warrants to all holders of the Index Stock to subscribe for or purchase additional common shares, then the Base Exchange Ratio will be adjusted on the trading day immediately following the issuance of those rights or warrants so that the new Base Exchange Ratio will equal the product of the prior Base Exchange Ratio and the sum of (a) one plus (b) the number of shares of Index Stock that can be purchased with the cash value of those warrants or rights distributed on a single share of Index Stock. The number of shares that can be purchased will be based on the closing price of the Index Stock on the date the new Base Exchange Ratio is determined. The cash value of those rights or warrants, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of those warrants or rights, or, if the warrants or rights are not traded on a U.S. national securities exchange, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Base Exchange Ratio is determined, provided that if only two bid prices are available, then the cash value of those warrants or rights will equal the average (mean) of those bids, and if only one bid is available, then the cash value of those warrants or rights will equal that bid; provided that if no such bids are available, then the cash value of those warrants or rights on that date will equal the calculation agent’s good faith estimate of that value as of that date. A bid of BAS or any of its affiliates may be included in the calculation of the mean, but only if that bid is the highest of the bids obtained.

4.      Unless otherwise stated in the applicable pricing supplement, there will be no adjustments to the Base Exchange Ratio to reflect cash dividends or other distributions paid with respect to the Index Stock other than distributions described in paragraph 2, paragraph 3, and clauses (1), (4), and (5) of paragraph 5(a), and Extraordinary Dividends. “Extraordinary Dividend” means each of (a) the full amount per share of Index Stock of any cash dividend or special dividend or distribution that is identified by the Index Stock Issuer as an extraordinary or special dividend or distribution, (b) the amount per share of Index Stock of any cash dividend or other cash distribution (that is not otherwise identified by the Index Stock Issuer as an extraordinary or special dividend or distribution) that exceeds the immediately preceding non-Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment as provided in this section, such as a stock split or reverse stock split) by more than 10% of the closing price of the Index Stock on the trading day preceding the “ex-dividend date” for that dividend or distribution, and (c) the full cash value of any non-cash dividend or distribution per share of Index Stock (excluding Marketable Securities, as defined in paragraph 5(b) below). Subject to the following sentence, if an Extraordinary Dividend occurs, the Base Exchange Ratio with respect to the Index Stock will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend to equal the product of (a) the prior Base Exchange Ratio and (b) a fraction, the numerator of which is the closing price per share of the Index Stock on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which that closing price exceeds the Extraordinary Dividend. If any Extraordinary Dividend is at least 50% of the closing price per share of the Index Stock on the trading day preceding the ex-dividend date, then, instead of adjusting the Base Exchange Ratio, the amount payable at maturity will be determined as described in paragraph 5(b) below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks (as defined below) in accordance with the procedures for a Reference Basket Event as described in clause 3(ii) of paragraph 5(b) below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for that distribution by the calculation agent, whose determination will be conclusive in the absence of manifest error. A distribution on the Index Stock described in clause (1), (4), or (5) of paragraph 5(a) below will cause an adjustment to the Base Exchange Ratio only under paragraph 5(a), as applicable.

5.      (a) Any of the following will constitute a “reorganization event”:

(1)      shares of the Index Stock are reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the Index Stock Issuer, (2) the Index Stock Issuer has been subject to any merger, combination, or consolidation and is not the surviving entity, (3) the Index Stock Issuer transfers or sells all or substantially all of its assets, (4) the Index Stock Issuer completes a statutory exchange of securities with another corporation (other than under clause (2) above), (5) the Index Stock Issuer is liquidated, dissolved, or wound up, (6) the Index Stock Issuer issues to all of its shareholders equity securities of an issuer other than the Index Stock Issuer (other than in a transaction described in clause (2), (3), (4), or (5) above) (a “spinoff stock”), or (7) shares of the Index Stock are the subject of a tender or exchange offer or a going private transaction on all of the outstanding shares.

(b)      If any reorganization event occurs, and as a result the holders of the Index Stock receive any equity security listed on a U.S. national securities exchange (a “Marketable Security”), other securities or other property, assets, or cash, then immediately thereafter the Final Redemption Amount shall be based upon the following property with respect to each unit of the notes (collectively, the “Exchange Property”):

(1)      if shares of the Index Stock continue to be outstanding after the reorganization event, the number of shares of Index Stock (if applicable, as reclassified upon the issuance of any tracking stock) that a holder of the Index Stock would continue to hold with respect to one share of Index Stock multiplied by the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event (plus any additional shares of the Index Stock to be included in the Exchange Property after giving effect to clause (3)(i) below); and

(2)      for each Marketable Security received in the reorganization event (each a “New Stock”), including the issuance of any tracking stock or spinoff stock, or the receipt of any stock received in exchange for shares of the Index Stock where the Index Stock Issuer is not the surviving entity, the number of shares of the New Stock received for one share of Index Stock multiplied by the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event (the “New Stock exchange ratio”) (plus any additional shares of New Stock to be included in the Exchange Property after giving effect to clause (3)(i) below); and

(3)      for any cash and any other property or securities other than Marketable Securities received in the reorganization event (the “Non-Stock Exchange Property”),

(i)       if the combined value of the amount of Non-Stock Exchange Property received per share of Index Stock, as determined by the calculation agent in its sole discretion on the effective date of the reorganization event (the “Non-Stock Exchange Property Value”), by holders of the Index Stock is less than 35% (or such other percentage as shall be set forth in the applicable pricing supplement) of the closing price of the Index Stock on the trading day immediately prior to the effective date of the reorganization event, then a number of additional shares of Index Stock (but only if shares of the Index Stock continue to be outstanding after the reorganization event) and additional shares of New Stock will be added at the time of adjustment to the Exchange Property with the number of such additional shares being determined as follows: (x) the aggregate cash value of all of such additional shares shall equal the Non-Stock Exchange Property Value and (y) the ratio of the number of additional shares of Index

Stock to the number of additional shares of New Stock shall be the same as the ratio of the number of shares of Index Stock determined under clause (1) above to the number of shares of New Stock determined under clause (2) above, in each case prior to giving effect to this clause 3(i); or

(ii)      if the Non-Stock Exchange Property Value is equal to or exceeds 35% (or such other percentage as shall be set forth in the applicable pricing supplement) of the closing price of the Index Stock on the trading day immediately prior to the effective date relating to the reorganization event, or if shares of the Index Stock are exchanged in the reorganization event exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), an initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below) with an aggregate value on the effective date of the reorganization event equal to the Non-Stock Exchange Property Value multiplied by the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event. The “Reference Basket Stocks” will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500® Index (or, if publication of that index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as the Index Stock Issuer; provided, however, that a Reference Basket Stock will not include any stock that is subject to a trading restriction under the trading restriction policies of BAS or any of its affiliates that would materially limit the ability of BAS or any of its affiliates to hedge the notes with respect to that stock (a “Hedging Restriction”); provided further that if three Reference Basket Stocks cannot be identified from the S&P 500® Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Index Stock Issuer. Each Reference Basket Stock will be assigned a Basket Stock exchange ratio equal to the number of shares of the Reference Basket Stock with a closing price on the effective date of the reorganization event equal to the product of (x) the Non-Stock Exchange Property Value, (y) the Base Exchange Ratio in effect for the Index Stock on the trading day immediately prior to the effective date of the reorganization event, and (z) 0.3333333.

In the event of an allocation of any Extraordinary Dividend to the Reference Basket Stocks under paragraph 4 above or any reorganization event described in this paragraph 5, the amount payable upon exchange at maturity for each unit of the notes will be an amount of cash equal to the value of the following property:

•	if applicable, shares of the Index Stock at the Base Exchange Ratio then in effect; and

•	if applicable, for each New Stock, that New Stock based upon the New Stock exchange ratio then in effect for that New Stock; and

•	if applicable, for each Reference Basket Stock, that Reference Basket Stock based upon the Basket Stock exchange ratio then in effect for that Reference Basket Stock.

In each case, the applicable exchange ratio (including for this purpose, any New Stock exchange ratio or Basket Stock exchange ratio) will be determined by the calculation agent on the first trading day following the reorganization event.

The cash value of any shares will be calculated by the calculation agent as of the relevant date of determination using the closing price of those shares on that day; provided that if that business day is not a trading day or if a Market Disruption Event for those shares occurs on that day, the closing price of those shares will be determined above under “—Market Disruption Events.” If a closing price for the Index Stock, any New Stock, or any Reference Basket Stock is no longer available for that stock for whatever reason, including the liquidation of the issuer of that stock or the subjection of that issuer to a proceeding under any applicable bankruptcy, insolvency, or other similar law, then the value of that stock will equal zero. There will be no substitution for any such stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer for the Exchange Property (in an amount determined on the basis of the rate of exchange in the tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash possible.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (a) references to “the Index Stock” under “—Fractional Shares,” the definitions of “closing price” and “—Market Disruption Event” will be deemed also to refer to any New Stock or Reference Basket Stock, and (b) all other references in this product supplement and the applicable pricing supplement to “the Index Stock” will be deemed to refer to the Exchange Property upon which the Final Redemption Amount is determined, and references to a “share” or “shares” of the Index Stock will be deemed to refer to the applicable unit or units of the Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock exchange ratio(s) or Basket Stock exchange ratios resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above will be subject to the adjustments set forth in paragraphs 1 through 5 above. If a Reference Basket Event occurs, we will, or will cause the calculation agent to, provide written notice to the trustee under the Senior Indenture at its New York office, on which notice the trustee under the Senior Indenture conclusively may rely, and to DTC of the occurrence of the Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible. In no event will we provide that notice later than five business days after the date of the Reference Basket Event.

No adjustment to any exchange ratio (including for this purpose, any New Stock exchange ratio or Basket Stock exchange ratio) will be required unless the adjustment would require a change of at least 0.1% in the exchange ratio then in effect. The exchange ratio resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the exchange ratios will be made up to the close of business on the third business day prior to the scheduled maturity date.

No adjustments to the Base Exchange Ratio or method of calculating the Base Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of the Index Stock, including, without limitation, a partial tender or exchange offer for the Index Stock or a public offering of the Index Stock for cash.

If any adjustments in this section are required to be made, in order to determine the amount of cash or securities payable to you, the calculation agent equitably will adjust the Final Price Level, and the securities or other assets used to calculate any of the foregoing, as applicable, if necessary to maintain your economic rights as holders of the notes and our obligations as issuer of the notes.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Base Exchange Ratio, any New Stock exchange ratio, or Basket Stock exchange ratio, any method of calculating the Exchange Property Value, and any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect to these matters will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the Base Exchange Ratio or to the method of calculating the amount payable upon exchange at maturity of the notes made under paragraphs 1 through 5 above upon your written request.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through DTC against your payment in immediately available funds. We will make payments of interest and any cash payments to you, as well as any payment in lieu of fractional shares, in cash in immediately available funds so long as the notes are maintained in book-entry form.

Unless otherwise set forth in the applicable pricing supplement, we may deliver shares of the Index Stock at maturity as described in this product supplement by causing our subsidiary, BAS, to deliver the applicable number of shares to the trustee under the Senior Indenture through the facilities of DTC. If we do so, the trustee under the Senior Indenture will in turn be obligated to deliver those securities to you. If physical or book-entry delivery of shares of the Index Stock cannot be made at any time, we will pay you the Final Redemption Amount only in cash.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including the Final Price Level, the Final Exchange Ratio, the Base Exchange Ratio on the Final Valuation Date (or during the Final Valuation Period, if applicable), and the amount of cash or securities payable at maturity. The calculation agent also will (a) adjust the Base Exchange Ratio for certain corporate events affecting the Index Stock and (b) determine the appropriate securities to be used in calculating the amount of cash to be delivered at maturity if certain reorganization events occur relating to the Index Stock that we describe in “—Dilution and Reorganization Adjustments.” Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We have initially appointed our subsidiary, BAS, as the calculation agent, but we may change the calculation agent at any time without notifying you.

Listing

Unless otherwise specified in the applicable pricing supplement, the notes will not be listed on any securities exchange.

THE INDEX STOCK

General

No Index Stock Issuer will authorize or sanction the notes or has participated or will participate in the preparation of this product supplement or any pricing supplement. Each Index Stock Issuer will be subject to the informational requirements of the Exchange Act and will be a filer of reports and other information with the SEC. In addition, the common equity securities of each Index Stock Issuer will be registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information required by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material also can be obtained from the Public Reference Section at prescribed rates. In addition, information that each Index Stock Issuer electronically files with the SEC can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov.

This product supplement and each pricing supplement relates only to our notes and does not relate to the securities of any Index Stock Issuer. We are not offering or selling securities of any Index Stock Issuer. All disclosures contained in any pricing supplement regarding the applicable Index Stock Issuer will be derived from the publicly available documents described in the preceding paragraph. Unless otherwise set forth in the applicable pricing supplement, neither we, nor any of our affiliates, including BAS, will have participated in the preparation of those documents, verified the accuracy or the completeness of the information concerning the Index Stock Issuer included in the publicly available documents or made any diligence inquiry with respect to the Index Stock Issuer. We do not make any representation that the publicly available documents or any other publicly available information about the Index Stock Issuer will be accurate or complete. There can be no assurance that events occurring prior or subsequent to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that might affect the trading price of the Index Stock have been or will be publicly disclosed. Because the payment to you will be related to the trading prices of the Index Stock, those events, if any, also would affect the trading prices of the notes. We do not intend to furnish to you any additional information about the Index Stock except as set forth in the applicable pricing supplement. Neither we nor any of our affiliates, including BAS, make any representation to you as to the future performance of any Index Stock.

You should make your own investigation into the Index Stock Issuer.

Foreign Index Stock Issuers

Each Index Stock Issuer will have a class of common equity securities registered under the Exchange Act. However, if the Index Stock Issuer is not a U.S. company, the notes may be linked to shares of the Index Stock Issuer’s common equity securities, as specified in the applicable pricing supplement, that are not listed or traded in the United States. This may occur, for example, if American Depositary Shares of the Index Stock Issuer are traded in the United States, but your notes are linked to a class of common equity securities of the Index Stock Issuer that are traded on one or more foreign stock exchanges.

If the notes may be linked to shares of the Index Stock Issuer’s common equity securities that are not listed or traded in the United States, those shares will be subject to the trading parameters of the foreign market or markets on which they are listed and traded. Any such foreign market may have less liquidity, and be more volatile, than the United States or other securities markets. Market and other political or economic developments may affect the applicable foreign market or markets differently from United States or other securities markets. These factors may adversely affect the value of the applicable Index Stock. If you receive on the maturity date shares of the Index Stock Issuer that are not listed or traded in the United States, you may receive shares for which there is a market abroad, but not necessarily in the United States.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Our subsidiary, BAS, will serve as our selling agent to solicit offers on a best efforts basis to purchase the notes. BAS is a party to the distribution agreement described in the “Plan of Distribution” on page S-25 of the accompanying prospectus supplement. Unless otherwise specified in the applicable pricing supplement, the selling agent will not receive any commission from the sale of any of the notes. Each initial purchaser of notes must have an account with the selling agent.

BAS is not acting as your fiduciary or advisor, and you should not rely upon any communication from BAS in connection with the notes as investment advice or a recommendation to purchase notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

BAS and any of our other affiliates and subsidiaries may use this product supplement, the applicable pricing supplement, the accompanying prospectus supplement, and the prospectus in a market-making transaction for any notes after their initial sale.

U.S. FEDERAL INCOME TAX SUMMARY

The following summary of certain U.S. federal income tax consequences of the purchase, ownership, and disposition of the notes is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. It deals only with initial purchasers of the notes at the Issue Price, as defined below, who hold notes as capital assets. It is for general information only, and does not describe all U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to specific rules such as partnerships or other entities classified as partnerships, subchapter S corporations, or other pass through entities, Non-United States Holders (as defined below), banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, trusts and estates, dealers in securities or currencies, tax-exempt entities, persons holding notes in a tax-deferred or tax-advantaged account, persons holding notes as a hedge, a position in a “straddle” or as part of a “constructive sale” or “conversion” transaction for tax purposes, persons who are required to mark-to-market for tax purposes, persons whose functional currency for tax purposes is not the U.S. dollar, and persons subject to the alternative minimum tax provisions of the Code. You must consult your own tax advisor concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership, and disposition of the notes arising under the laws of any state, local or foreign jurisdiction and the possible effects of changes in U.S. federal income or other tax laws.

The following discussion is a general discussion of U.S. federal income tax consequences that may be applicable to the notes. This discussion should be read together with the discussion set forth in the applicable pricing supplement. This discussion assumes that there is a significant possibility of loss of principal on an investment in the notes and that there is a significant possibility that the amount paid or value of shares of Index Stock issued at maturity will exceed the principal of the notes.

As used in this product supplement, the term “United States Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) an entity which is a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be United States Holders. A “Non-United States Holder” is a holder that is not a United States Holder.

General

Under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following components (the “Components”):

•

a deposit (the “Deposit”) with us of a fixed amount of cash equal to the amount paid for the notes (the “Issue Price,” which, for each unit of the notes, equals the Initial Price Level), to secure your obligation to purchase the Index Stock under the Forward Contract (as defined below), which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a forward contract (the “Forward Contract”) that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as separately defined below for each category of notes), a variable number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Based on our determination of the relative fair market values of the Components at the time of issuance of the notes, we will allocate the Issue Price of the notes between the Deposit and the Forward Contract; such allocation will be set forth in the applicable pricing supplement. The following discussion assumes that we will allocate 100% of the Issue Price of the notes to the Deposit and none to the Forward Contract. Our allocation of the Issue Price among the Components will be binding on you, unless you timely and explicitly disclose to the IRS that your allocation is different from ours.

The treatment of the notes described herein and our allocation are not, however, binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the notes. Due to the absence of authorities that directly address instruments that are similar to the notes, significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization described herein. In particular, it is possible that the IRS may successfully assert that the notes should properly be characterized as debt instruments. If the notes were successfully characterized as indebtedness for U.S. federal income tax purposes, among other consequences, U.S. Holders would be required to include income on the notes at a rate equal to our normal borrowing rate and any gain on the sale or redemption of the notes would be ordinary interest income rather than capital gain. No assurance can be given that the IRS will not assert such treatment. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the notes (including alternative characterizations of the notes) and with respect to any tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Excess Interest Notes and Excess Yield Notes

The periodic interest actually paid on the notes may equal or exceed the Deposit Yield as set forth in the applicable pricing supplement, and those notes are referred to herein as “Excess Interest Notes.” The periodic interest actually paid on the notes may be less than the Deposit Yield as set forth in the applicable pricing supplement, and those notes are referred to herein as “Excess Yield Notes.” The notes may be “short-term obligations,” i.e., obligations with a fixed maturity date not more than one year from the date of issue, or may be “long-term obligations,” i.e., obligations which are not short-term obligations.

Excess Interest Notes Which Are Long-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess, if any, of the periodic interest payments on the notes over the portion of the payments attributable to the Deposit Yield will represent payments attributable to your entry into the Forward Contract (the “Contract Adjustment Payments”).

Payments on the Notes. Although the U.S. federal income tax treatment of Contract Adjustment Payments is uncertain, we intend to take the position for purposes of any applicable information reporting requirements, and the following discussion assumes, that any Contract Adjustment Payments with respect to the notes constitute taxable income to a United States Holder at the time received or accrued in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes. By purchasing the notes, you agree with us that for U.S. federal income tax purposes you will treat the Contract Adjustment Payments as includable in income in the year received or accrued in accordance with your method of accounting.

To the extent attributable to the Deposit Yield, periodic interest payments on the notes generally will be taxable to United States Holders as ordinary income at the time received or accrued in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and unless otherwise set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes”), a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received (excluding any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay cash in settlement of the Forward Contract to a United States Holder, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes”) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of interest paid on the note on the maturity date and amounts representing Contract Adjustment Payments would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for (a) Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares and (b) cash equal to the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to Contract Adjustment Payments. We also will pay cash representing unpaid interest on the Deposit and unpaid Contract Adjustment Payments that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes attributable to the interest on the Deposit. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “— Settlement of the Forward Contract.” However, the U.S. federal income tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the notes that is attributable to Contract Adjustment Payments is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce a United States Holder’s basis in the Index Stock received (or, if the Forward Contract is settled for cash, increase the amount of gain or decrease the amount of loss realized with respect to the Forward Contract), or as additional cash proceeds with respect to the Forward Contract, which would be taxable as described above under “— Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest on the notes for the period up to but excluding the date of acceleration and any amounts representing Contract Adjustment Payments will be taxed as described above under “— Payments on the Notes.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes.” It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Adjustment Payments. United States Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Adjustment Payments upon the sale, exchange, or retirement of the notes.

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and U.S. federal income tax treatment described above. The IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under Treasury regulations governing contingent payment debt instruments (the “Contingent Payment Debt Regulations”). If the IRS were successful in asserting that the Contingent Payment Debt Regulations applied to the notes, the timing and character of income to a holder of the notes would be significantly affected. Among other things, a United States Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” on the Issue Price. In addition, a United States Holder would recognize income upon maturity of the notes to the extent that the value of Index Stock or cash received, if any, exceeded the adjusted issue price. Furthermore, any gain recognized with respect to the notes on sale, exchange or retirement at maturity generally would be treated as ordinary income.

Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Excess Interest Notes Which Are Short-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess, if any, of the periodic interest payments on the notes over the portion of those payments attributable to the Deposit Yield will represent payments attributable to your entry into the Forward Contract (or “Contract Adjustment Payments”).

Payments on the Notes and OID. Although the U.S. federal income tax treatment of Contract Adjustment Payments is uncertain, we intend to take the position for purposes of any applicable information reporting requirements, and the following discussion assumes, that any Contract Adjustment Payments with respect to the notes constitute taxable income to a United States Holder at the time received or accrued in accordance with the United States Holder’s method of accounting for U.S. federal income tax purposes. By purchasing the notes, you agree with us that for U.S. federal income tax purposes you will treat the Contract Adjustment Payments as includable in income in the year received or accrued in accordance with your method of accounting.

The Deposit will be subject to the special rules governing short-term obligations for U.S. federal income tax purposes, except with respect to Contract Adjustment Payments, if any, which will be treated as set forth above. United States Holders who use the accrual method of accounting, and certain other holders including banks and dealers in securities, should be required to accrue original issue discount (“OID”) on the Deposit on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). The accrual will be based on the Deposit Yield, without regard to the Contract Adjustment Payments. United States Holders who are cash method taxpayers will be required to include the interest on a Deposit in income at the time it is paid, unless such holders elect to accrue such income as OID based on the Deposit Yield. If a United States Holder is a cash method taxpayer and does not elect to accrue such income as OID, such holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Deposit, in an amount equal to the deferred interest income, until the deferred interest is included in income.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and except as set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero. The United States Holder’s tax basis in the Deposit will be subsequently increased by any OID accrued with respect thereto other than interest actually paid on the note.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received cash equal to the Issue Price in repayment of the Deposit. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes and OID”), a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received (excluding any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay cash in settlement of the Forward Contract to a United States Holder, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date and any amounts representing Contract Adjustment Payments, which would be taxed as described above under “— Payments on the Notes and OID”) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of interest paid on the note on the maturity date and amounts representing Contract Adjustment Payments would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to interest on the Deposit, and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for (a) Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares and (b) cash equal to the present value of the portion of the remaining scheduled payments on the notes (from and including the date of acceleration) that is attributable to Contract Adjustment Payments. We also will pay cash representing unpaid interest on the Deposit and unpaid Contract Adjustment Payments that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes attributable to the interest on the Deposit. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “— Settlement of the Forward Contract.” However, the U.S. federal income tax treatment of cash received with respect to the present value of the portion of the remaining scheduled payments on the notes that is attributable to Contract Adjustment Payments is uncertain. Such amount could be treated as an adjustment to the Forward Price, which would reduce a United States Holder’s basis in the Index Stock received (or, if the Forward Contract is settled for cash, increase the amount of gain or decrease the amount of loss realized with respect to the Forward Contract), or as additional cash proceeds with respect to the Forward Contract, which would be treated as described above under “— Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest on the notes for the period up to but excluding the date of acceleration and any amounts representing Contract Adjustment Payments will be taxed as described above under “— Payments on the Notes and OID.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes and OID.” It is uncertain whether the amount realized includes any amount attributable to accrued but unpaid Contract Adjustment Payments. United States Holders should consult their own tax advisors regarding the treatment of accrued but unpaid Contract Adjustment Payments upon the sale, exchange, or retirement of the notes.

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and U.S. federal income tax treatment described above. Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible.

Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Excess Yield Notes Which Are Long-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•

a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess of the amount attributable to the Deposit Yield over the periodic interest payments on the notes will result in your accrual of OID or inclusion of interest income, as described below.

Payments on the Notes and OID. The Deposit will be subject to the OID rules. The periodic interest payments on the notes will be treated as “qualified stated interest” and included in income at the time received or accrued in accordance with the United States Holder’s method of accounting for federal income tax purposes. Additionally, if the OID is more than a de minimis amount, each United States Holder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include OID on the Deposit in income as it accrues, in accordance with a constant yield method based on a compounding of interest. This method will generally cause the United States Holder to include OID in each accrual period in an amount equal to the product of the “adjusted issue price” of the Deposit (which generally is the Issue Price increased by OID previously accrued on the Deposit) at the beginning of the accrual period and the Deposit Yield, minus the amount of any qualified stated interest allocable to the accrual period.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and except as set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero. The United States Holder’s tax basis in the Deposit will be subsequently increased by any OID accrued with respect thereto.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received in repayment of the Deposit cash equal to the Issue Price, plus, an amount that, when added to the periodic interest payments on the notes, results in an overall compounded yield to maturity on the Deposit equal to the Deposit Yield. The amount deemed to have been received will equal the adjusted issue price of the Deposit. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit), a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received excluding any interest paid on the note on the maturity date and cash deemed to have been received in respect of any accrued interest on the Deposit), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay cash in settlement of the Forward Contract to a United States Holder, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of (i) interest paid on the note on the maturity date, and (ii) cash deemed to have been received for accrued interest on the Deposit, would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the remaining scheduled payments on the notes (from and including the date of acceleration), and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares. We also will pay cash representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount (other than amounts representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration) and the United States Holder’s adjusted tax basis in the Deposit, which difference would be equal to the present value of the portion of remaining scheduled payments on the notes. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “— Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest paid on the notes up to but excluding the date of acceleration will be taxed as described above under “— Payments on the Notes and OID.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes and OID.”

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and U.S. federal income tax treatment described above. The IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under the Contingent Payment Debt Regulations. If the IRS were successful in asserting that the Contingent Payment Debt Regulations applied to the notes, the timing and character of income to a holder of the notes would be significantly affected. Among other things, a United States Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” on the Issue Price. In addition, a United States Holder would recognize income upon maturity of the notes to the extent that the value of Index Stock or cash received, if any, exceeded the adjusted issue price. Furthermore, any gain recognized with respect to the notes on sale, exchange or retirement at maturity generally would be treated as ordinary income.

Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and, if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Excess Yield Notes Which Are Short-Term Obligations

As set forth above, under the terms of the notes, you agree with us (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for all U.S. federal income tax purposes as an investment unit consisting of the following Components:

•

the Deposit with us of a fixed amount of cash equal to the Issue Price, which Deposit bears a yield stated in the applicable pricing supplement (the “Deposit Yield”), which yield is based on our cost of borrowing; and

•	a Forward Contract that requires you to purchase, and us to sell, for an amount equal to the Forward Price (as defined below), a number of shares of

Index Stock equal to the Final Exchange Ratio, subject to adjustment, at maturity, which Forward Contract, at our option, may be settled in cash (unless otherwise set forth in the applicable pricing supplement).

Under this characterization, the excess of the amount attributable to the Deposit Yield over the periodic interest payments on the notes will result in your accrual of OID or inclusion of interest income, as described below.

Payments on the Notes and OID. The Deposit will be subject to the special rules governing short-term obligations for U.S. federal income tax purposes. United States Holders who use the accrual method of accounting, and certain other holders including banks and dealers in securities, should be required to accrue OID on the Deposit on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding). The accrual will be based on the Deposit Yield, even though that yield is higher than the periodic interest payments on the notes. United States Holders who are cash method taxpayers will be required to include the interest on a Deposit in income at the time it is paid, unless such holders elect to accrue such income as OID based on the Deposit Yield. If a United States holder is a cash method taxpayer and does not elect to accrue such income as OID, such holder will be required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Deposit, in an amount equal to the deferred interest income, until the deferred interest is included in income.

Tax Basis. Based on our assumption set forth above that 100% of the Issue Price of the notes will be allocated to the Deposit and none to the Forward Contract, and except as set forth in the applicable pricing supplement, the United States Holder’s initial tax basis in the Deposit will equal the Issue Price and the United States Holder’s initial tax basis in the Forward Contract will be zero. The United States Holder’s tax basis in the Deposit will be subsequently increased by any OID accrued with respect thereto other than interest actually paid on the note.

Settlement of the Forward Contract. Upon settlement of the Forward Contract for Index Stock, a United States Holder will be deemed to have received in repayment of the Deposit cash equal to the Issue Price, plus an amount that, when added to the periodic interest payments on the notes, results in an overall compounded yield to maturity on the Deposit equal to the Deposit Yield. The portion of the amount deemed received in excess of the Issue Price will be taxable to the United States Holder as interest to the extent not previously included in income as OID. The United States Holder will be deemed to apply the amount deemed received (the “Forward Price”) toward the purchase of the Index Stock, and the United States Holder would not recognize any gain or loss with respect to any Index Stock received. With respect to any cash received upon maturity of the note in addition to Index Stock (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit, which will be taxable as interest to the extent not previously included as OID) a United States Holder would recognize gain or loss. The amount of gain or loss would be the extent to which the amount of cash received differs from the pro rata portion of the Forward Price allocable to the cash as described in the following paragraph. Any such gain or loss generally would be capital gain or loss, as the case may be.

With respect to any Index Stock received upon maturity of the note, the United States Holder would have an adjusted tax basis in the Index Stock equal to the pro rata portion of the Forward Price allocable to it. The allocation of the Forward Price between the right to receive cash and Index Stock should be based on the amount of the cash received (excluding any interest paid on the note on the maturity date and cash deemed to have been received in respect of any accrued interest on the Deposit), if any, and the relative fair market value of the Index Stock received, if any, as of the maturity date. The holding period for any Index Stock received would start on the day after the maturity date. Although the matter is not free from doubt, the occurrence of a reorganization event will not cause a taxable event to occur with respect to the Forward Contract.

If we pay to a United States Holder cash in settlement of the Forward Contract, such United States Holder would recognize gain or loss equal to the difference between the amount of cash received (other than any interest paid on the note on the maturity date, which would be taxed as described above under “— Payments on the Notes and OID,” and cash deemed to have been received in respect of any accrued interest on the Deposit, which will be taxable as interest to the extent not previously included as OID) and the Forward Price. Any such gain or loss generally would be capital gain or loss, as the case may be.

United States Holders should note that while any income in respect of (i) interest paid on the note on the maturity date and (ii) cash deemed to have been received for accrued interest on the Deposit would be taxable as ordinary income, any gain or loss recognized upon the final settlement of the Forward Contract generally would be capital gain or loss. The distinction between capital gain or loss and ordinary gain or loss is potentially significant in several respects. For example, limitations apply to a United States Holder’s ability to offset capital losses against ordinary income. United States Holders should consult their tax advisors with respect to the treatment of capital gain or loss on the notes.

Price Event Acceleration. Although the U.S. federal income tax consequences of a price event acceleration are uncertain, we intend to treat a price event acceleration as (i) the repayment by us of the Deposit in an amount equal to the Forward Price plus the present value of the remaining scheduled payments on the notes (from and including the date of acceleration) and (ii) the settlement of the Forward Contract through the delivery by the United States Holder to us of the Forward Price in exchange for Index Stock or, at our option (unless otherwise set forth in the applicable pricing supplement), cash in lieu of such shares. We will also pay cash representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration.

Assuming the characterization of the price event acceleration described above, a United States Holder, with respect to the price paid by us to repay the Deposit, would recognize capital gain or loss equal to the difference between such amount (other than amounts representing unpaid interest on the Deposit that accrued up to but excluding the date of acceleration and amounts deemed received in respect of accrued interest on the Deposit, which will be taxable as interest to the extent not previously included as OID) and the United States Holder’s adjusted tax basis in the Deposit. In general, the U.S. federal income tax treatment of the settlement of the Forward Contract upon a price event acceleration would be the same as described above under “—Settlement of the Forward Contract.” United States Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of cash received with respect to the Forward Contract upon a price event acceleration.

Any cash received with respect to accrued interest paid on the notes up to but excluding the date of acceleration will be taxed as described above under “— Payments on the Notes and OID.”

Sale, Exchange, or Early Retirement of the Notes. Upon a sale or exchange of notes prior to the maturity of the notes, or upon retirement of the notes prior to maturity upon the occurrence of an event of default acceleration, a United States Holder would recognize taxable capital gain or loss equal to the difference between the amount realized on such sale, exchange, or retirement and such United States Holder’s adjusted tax basis in the notes sold, exchanged or retired. Any gain not recognized as capital gain pursuant to the preceding sentence will be recognized as ordinary income. A United States Holder’s adjusted tax basis in the notes would generally equal the United States Holder’s adjusted tax basis in the Deposit. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Deposit, which would be taxed as described above under “— Payments on the Notes and OID.”

Possible Alternative Tax Treatments of an Investment in the Notes. Due to the absence of authorities that directly address the proper characterization of the notes, no assurance can be given that the IRS will accept, or that a court will agree with, the characterization and tax treatment described above. Other alternative U.S. federal income tax characterizations or treatments of the notes are also possible, and if applied, these characterizations or treatments also could affect the timing and the character of the income or loss with respect to the notes. It is possible, for example, that the notes could be treated as constituting an “open transaction,” with the result that the payments on the notes would first constitute a return of basis and then, after basis was fully recovered, ordinary income to a United States Holder. Other alternative characterizations are also possible. Accordingly, prospective purchasers are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of an investment in the notes.

Backup Withholding and Information Reporting

Generally, payments with respect to the notes will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to you and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

Payments with respect to notes held by a United States Holder, other than certain exempt recipients such as corporations, and proceeds from the sale of notes through the U.S. office of a broker will be subject to backup withholding unless the United States Holder supplies us with a taxpayer identification number and certifies that its taxpayer identification number is correct or otherwise establishes an exemption. In addition, backup withholding will be imposed on any payment with respect to notes held by a United States Holder that is informed by the U.S. Secretary of the Treasury that it has not reported all dividend and interest income required to be shown on its U.S. federal income tax return or that fails to certify that it has not underreported its interest and dividend income.

Payments of the proceeds from the sale of the notes to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on behalf of a United States Holder will not be subject to information reporting or backup withholding. If, however, the nominee, custodian, agent, or broker is, for U.S. federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any State or political subdivision of any State (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a U.S. trade or business or whose U.S. partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a U.S. branch of a foreign bank or foreign insurance company, the payments will be subject to information reporting, unless (a) the custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

A United States Holder that does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability provided certain required information is furnished to the IRS.

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, “material advisors” with respect to such a transaction may be required to file returns and maintain records, including lists identifying investors in the transaction, and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Whether an investment in the notes constitutes a “reportable transaction” for any investor depends on your particular circumstances. You should consult your own tax advisor concerning any possible disclosure obligation you may have for your investment in the notes and should be aware that, should any “material advisor” determine that the return filing or investor list maintenance requirements apply to this transaction, they would be required to comply with these requirements.

ERISA CONSIDERATIONS

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of the plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account, or plan subject to Section 4975 of the Code (referred to here as an “ERISA plan”), on the one hand, and persons who have specified relationships of the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other.

Treatment of Our Underlying Assets Under ERISA and the Internal Revenue Code

As discussed above, provisions of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of plans. The Department of Labor has issued regulations concerning the definition of what constitutes the assets of an ERISA Plan (“the plan asset regulations”). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing plan unless certain exceptions apply. The plan asset regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Debt-related instruments incorporating substantial equity features are generally subject to the plan assets regulations to the same extent as equity interests. Although some of the notes that may be offered hereunder will be regarded as indebtedness lacking substantial equity features, certain of the notes (including linked notes and physical delivery notes) may instead be regarded as incorporating substantial equity features (“restricted notes”).

An investing plan’s assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors,” which, in accordance with Section 3(42) of ERISA, is defined to include employee benefit plans that are subject to part 4 of ERISA, any plan subject to Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. For purposes of this determination, equity interests held by a person who has discretionary authority or control over the entity’s assets or who provides investment advice for a fee (direct or indirect) with respect to such assets, and affiliates of any such persons, are disregarded.

We will take such steps as may be necessary to qualify for one or more of the exceptions available under the plan asset regulations and thereby prevent our assets from being treated as assets of any investing plan. More specifically, we intend to limit the offering of any class of notes that may be restricted notes by benefit plan investors to less than 25% of the value of that class of securities, unless and until we comply with another available exception under the plan asset regulations.

If none of the exceptions under the plan asset regulations were applicable and we were deemed to hold plan assets by reason of a plan’s investment in the restricted notes, that plan’s assets would include an undivided interest in the assets held by us. In such event, those assets, transactions involving those assets and the persons with authority or control over and otherwise providing services with respect to those assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and we cannot assure you that any statutory or administrative exemption from the application of those rules would be available.

Accordingly, we intend to offer the notes so that, following each offering, less than 25% of the value of any restricted notes and any other class of security that is treated as an equity interest in us for purposes of the plan asset regulations, as modified by Section 3(42) of ERISA, is held by (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to part 4 of ERISA; (b) plans described in Section 4975 of the Code; (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities; or (d) entities that otherwise constitute “benefit plan investors” within the meaning of the plan asset regulations determined without regard to the value of any such interests held by persons with authority or control with respect to our assets (other than benefit plan investors).

Treatment of Parties in Interest and Disqualified Persons

If we (or an affiliate) are considered a party in interest or disqualified person for an ERISA plan, then the investment in the notes by that ERISA plan may give rise to a prohibited transaction. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person for that ERISA plan.

A violation of the prohibited transaction rules may result in civil penalties or other liabilities under ERISA and an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory, or administrative exemption. In addition, a prohibited transaction may require “correction” of the transaction. Some types of employee benefit plans and arrangements including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local, foreign, or other regulations, rules, or laws (“similar laws”).

Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring them on behalf of the ERISA plan determines that neither we nor any of our affiliates is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. The United States Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include:

(1) PTCE 84-14, an exemption for some transactions determined by independent qualified professional asset managers;

(2) PTCE 90-1, an exemption for some types of transactions involving insurance company pooled separate accounts;

(3) PTCE 91-38, an exemption for some types of transactions involving bank collective investment funds;

(4) PTCE 95-60, an exemption for transactions involving some types of insurance company general accounts; and

(5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

There also may be other statutory or administrative exemptions, depending on the particular circumstances.

Because we may be considered a party in interest or a disqualified person with respect to many plans, the notes may not be purchased, held, or disposed of by any ERISA plan or any person investing “plan assets” of any ERISA plan, unless the purchase, holding, or disposition is eligible for exemptive relief or that purchase, holding, or disposition is otherwise not prohibited. Therefore, any purchaser, including any fiduciary purchasing on behalf of an ERISA plan, transferee, or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding, that either (a) it is not an ERISA plan and is not purchasing the notes on behalf of or with “plan assets” of any ERISA plan, or with any assets of a non-ERISA arrangement, or (b) its purchase, holding, and disposition are eligible for exemptive relief or the purchase, holding, or disposition are not prohibited by ERISA or Section 4975 of the Code (or, in the case of a non-ERISA arrangement, any similar laws).

The sale of the notes to an ERISA plan or non-ERISA arrangement is not a representation by us to you or any other person associated with the sale that those securities meet any legal requirements for investments by those entities generally or any particular entities.

If you are the fiduciary of a pension plan or non-ERISA arrangement, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan or a non-ERISA arrangement, you should consult your own legal counsel for further guidance.

$10,000,000,000

Medium-Term Notes, Series K

We may offer to sell our Bank of America Corporation Medium-Term Notes, Series K, from time to time. The specific terms of any notes that we offer will be determined before each sale and will be described in a separate pricing supplement. Terms may include:

•	Priority: senior or subordinated

•	Notes may bear interest at fixed or floating rates or may not bear any interest

•	Base floating rates include:

¡	federal funds rate
¡	LIBOR
¡	prime rate
¡	treasury rate
¡	any other rate we specify

•	Maturity: nine months or more

•	Indexed notes: principal, premium, or interest payments linked to the price or performance, either directly or indirectly, of one or more securities, currencies, commodities, interest rates, stock indices, or other indices or formulae

•	Payments in U.S. dollars or any other consideration

	Per Note	Total
Public offering price	100%	$10,000,000,000
Agents’ discounts and commissions	.125% – .750%	$12,500,000 – $75,000,000

Proceeds (before expenses)	99.875% – 99.250%	$9,987,500,000 – $9,925,000,000

We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents as agents using their best efforts on our behalf. We also may sell the notes directly to investors.

We may use this prospectus supplement and accompanying prospectus in the initial sale of any note. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus supplement and accompanying prospectus in a market-making transaction in any note after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

Unless otherwise specified in the pricing supplement, we do not intend to list the notes on any securities exchange.

Our notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our notes are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks. Potential purchasers of the notes should consider the information set forth in the “ Risk Factors” section beginning on page S-3.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC	Banc of America Investment Services, Inc.

Prospectus Supplement to Prospectus dated April 14, 2004

April 15, 2004

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT AND ANY PRICING SUPPLEMENTS

We have registered the notes on a registration statement on Form S-3 with the Securities and Exchange Commission under Registration No. 333-112708.

From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement to offer the notes. You should read each of these documents before investing in the notes.

This prospectus supplement describes additional terms of the notes and supplements the description of the debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will supersede the information in the prospectus.

Each time we issue notes, we will prepare a pricing supplement which will contain additional terms of the offering and a specific description of the notes being offered. The pricing supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a note. We will state in the pricing supplement the interest rate or interest rate basis or formula, issue price, any relevant index or indices, the maturity date, interest payment dates, redemption or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. A pricing supplement can be quite detailed and always should be read carefully.

Any term that is used, but not defined, in this prospectus supplement shall have the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

We cannot assure you that a trading market for the notes exists, will develop, or will be maintained if developed.

We do not intend to list the notes on any securities exchange. Even if the notes are listed at a later date, we cannot guarantee that a trading market for the notes ever will develop or be maintained if developed. The agents have advised us that they intend under ordinary market conditions to indicate prices for the notes on request. However, we cannot guarantee that bids for outstanding notes will be made in the future, nor can we predict the price at which those bids will be made.

The amount of interest we may pay on the notes may be limited by state law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to debt securities in which $2,500,000 or more has been invested. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Redemption of the notes prior to maturity may result in a reduced return on your investment.

If the terms of a note permit or require redemption prior to maturity, that redemption may occur at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable replacement security at an effective interest rate as high as the return on your redeemed note.

S-3

The trading value of the notes may be less than the principal amount of the notes.

The trading market for, and trading value of, the notes may be affected by a number of factors. These factors include:

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption features of the notes; and

•	the level, direction, and volatility of market interest rates generally.

Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all.

For indexed notes that have very specific investment objectives or strategies, the applicable trading market may be more limited, and the price may be more volatile, than for other notes. The trading value of indexed notes may be adversely affected by the complexity of the formula and volatility of the applicable reference asset, including any dividend rates or yields of other securities or financial instruments that relate to the indexed notes. Moreover, the trading value of indexed notes could be adversely affected by changes in the amount of outstanding equity or other securities linked to the applicable reference asset or formula applicable to the indexed notes.

Hedging activities may affect your return at maturity and the market value of the notes.

Hedging activities also may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneous with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

Changes in our credit ratings are expected to affect the value of the notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Holders of notes denominated in a foreign currency are subject to governmental action impacting currency transfer and other exchange rate risks.

If you invest in notes that are not denominated or payable in your home country currency, you will be subject to significant risks not associated with an investment denominated and payable in your home country currency.

•	Your return on a foreign currency-denominated note may be affected by exchange rates and controls. Changes in the rates of exchange between your home country currency and the specified currency of your note and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments could significantly lessen the return on your note. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

•	Changes in currency exchange rates can be volatile and unpredictable. Fluctuations in rates of exchange have been volatile. This volatility may continue and could spread to other currencies in

S-4

the future. Fluctuations in currency exchange rates could affect adversely your investment in a foreign currency-denominated note. Depreciation of a foreign currency against your home country currency could result in a decrease in the foreign currency equivalent value of payments on the notes, including the principal payable at maturity. That, in turn, could cause the market value of the notes to fall. Depreciation of a foreign currency against your home currency could result in a loss to you on your home country currency.

•	Government policy can adversely affect currency exchange rates and an investment in the notes. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies may intervene in their economies to alter the exchange rates or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a foreign currency-denominated note could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the notes as participants in the global currency market move to buy or sell foreign currency or your home country currency in reaction to those developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of a foreign currency, there may be limited availability of that foreign currency for payment on the notes at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

•	We will make payments in U.S. dollars if we are unable to obtain the specified currency. Under the terms of the notes, if, at or about the time when a payment on the notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control, we may make the payment in U.S. dollars instead of the specified currency. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make the payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available.

•	We will not adjust the notes to compensate for changes in currency exchange rates. We will not make any adjustments in or change to the terms of the notes for changes in the exchange rate for a specified currency, including any devaluation, revaluation, or imposition of exchange, or other regulatory controls or taxes, or for other developments affecting the specified currency or your home country currency. Consequently, you will bear the risk that your investment may be adversely affected by these types of events.

•	In a lawsuit for payment on a note, you may bear currency exchange risk. The notes are governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the note denominated in a foreign currency would be required to render the judgment in that foreign currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency into U.S. dollars will depend upon various factors, including which court renders the judgment.

S-5

Holders of indexed notes are subject to important risks that are not associated with more conventional debt securities.

If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities. These risks include the possibility that the particular index or indices may be subject to fluctuations, and the possibility that an investor will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, interest rates and indices have been volatile, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the indexed notes. Some of the additional risks that you should consider in connection with an investment in indexed notes are as follows:

•	You may lose some or all of your principal. The principal amount of an indexed note may or may not be fully “principal protected.” This means that the principal amount you will receive at maturity may be less than the original purchase price of the indexed note. It also is possible that principal will not be repaid.

•	Your yield may be less than the yield on a conventional debt security of comparable maturity. Any yield on your investment in an indexed note (whether or not the principal amount is indexed) may be less than the overall return you would earn if you purchased a conventional debt security at the same time and with the same maturity date.

•	The existence of a multiplier or leverage factor may result in the loss of your principal and interest. Some indexed notes may have interest and principal payments that increase or decrease at a rate greater than the rate of a favorable or unfavorable movement in the indexed item. This is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid.

•	Payment on the indexed note prior to maturity may result in a reduced return on your investment. The terms of an indexed note may require that the indexed note be paid prior to its scheduled maturity date. That early payment could reduce your anticipated return. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

•	The United States federal income tax consequences of the indexed notes are uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the indexed notes or securities similar to the indexed notes for United States federal income tax purposes. As a result, significant United States federal income tax consequences of an investment in the indexed notes are not certain. We are not requesting a ruling from the Internal Revenue Service (the “IRS”) for any of the indexed notes and we give no assurance that the IRS will agree with the statements made in this prospectus supplement or in the pricing supplement applicable to those notes.

•	Your investment return may be less than a comparable direct investment in the stocks included in an index or in a fund that invests in those stocks. A direct investment in the stocks included in an index or in a fund that invests in those stocks would allow you to receive the full benefit of any appreciation in the price of the shares, as well as in any dividends paid by those shares.

S-6

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. We provide services and products through four business segments: (1) Consumer and Small Business, (2) Commercial Banking, (3) Global Corporate and Investment Banking, and (4) Wealth and Investment Management.

On October 27, 2003, we entered into an Agreement and Plan of Merger with FleetBoston Financial Corporation, or “FleetBoston,” providing for the merger of FleetBoston with and into us (the “FleetBoston Merger”). The FleetBoston Merger closed on April 1, 2004, and we were the surviving corporation in the transaction. Following the FleetBoston Merger, our principal banking subsidiaries are Bank of America, N.A. and Fleet National Bank.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

S-7

Outstanding Debt

The following table sets forth: (1) our outstanding long-term debt as of December 31, 2003, (2) the pro forma combined outstanding long-term debt of us and FleetBoston as of December 31, 2003, and (3) the pro forma combined outstanding long-term debt of us and FleetBoston as adjusted for the issuance and maturity of some of our and FleetBoston’s long-term debt during the period beginning January 1, 2004 through April 15, 2004. The pro forma information assumes that we had been combined with FleetBoston on January 1, 2003, on a purchase accounting basis.

	Bank of America Actual	Unaudited Pro Forma Bank of America/ FleetBoston Combined— December 31, 2003	Unaudited Pro Forma As Adjusted Bank of America/ FleetBoston Combined
	(Amounts in Millions)
Senior debt
Bank of America Corporation	$36,887	$41,816	$45,413
Subsidiaries (1)	12,862	16,976	18,207

Total senior debt	$49,749	$58,792	$63,620

Subordinated debt
Bank of America Corporation	19,041	22,098	21,617
Subsidiaries (1)	308	2,508	2,508

Total subordinated debt	$19,349	$24,606	$24,125

Junior subordinated debt
Bank of America Corporation	5,472	8,729	8,729
Subsidiaries (1)	773	773	773

Total junior subordinated debt	$6,245	$9,502	$9,502

Pro forma adjustments (2)	$—	$912	$912

Total long-term debt	$75,343	$93,812	$98,159

(1)	These obligations are direct obligations of our subsidiaries and represent claims against those subsidiaries prior to our equity interest in those subsidiaries.
(2)	For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

Also, as of December 31, 2003, there was approximately $2.6 billion of Bank of America Corporation commercial paper and other short-term notes payable outstanding and approximately $759 million of FleetBoston commercial paper and other short-term notes payable outstanding.

S-8

DESCRIPTION OF THE NOTES

This section describes the general terms and conditions of the notes, which may be senior or subordinated medium-term notes. We will describe the particular terms of the notes we sell in a pricing supplement. The terms and conditions stated in this section will apply to each note unless the note, the pricing supplement, or an amendment or supplement to the registration statement indicates otherwise.

General

We will issue the notes as part of a series of debt securities under the Indentures, which are exhibits to our registration statement and are contracts between us and The Bank of New York, the trustee. The trustee has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

The Indentures are subject to, and governed by, the Trust Indenture Act of 1939. We, the agents, and the depository, in the ordinary course of our respective businesses, have conducted and may conduct business with The Bank of New York or its affiliates.

The following summary of the terms of the notes and the Indentures is not complete and is qualified in its entirety by reference to the actual notes and the specific provisions of the applicable Indentures. The following description of notes will apply to each note we offer unless we otherwise specify in the applicable pricing supplement.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The notes are being offered on a continuous basis. The total initial public offering price of the Senior and Subordinated Medium-Term Notes, Series K, that may be offered using this prospectus supplement is $10,000,000,000. We may issue other debt securities under the Indentures from time to time in one or more series up to the aggregate initial offering price authorized for the particular series. We also may increase the size of Medium-Term Notes, Series K, without notice to, or the consent of, the registered holders of the notes of that series or other debt securities under the Indentures.

Unless otherwise provided in the pricing supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000.

For purposes of calculating the aggregate principal amount of notes issued from time to time:

•	the principal amount of original issue discount notes, as described below, and any other notes issued at a discount will be deemed to be the net proceeds that we received for the relevant issue; and

•	the principal amount of indexed notes will be calculated by reference to the original notional amount of the notes.

Types of Notes

We may issue notes that bear interest at a fixed rate described in the pricing supplement, which we refer to as “fixed-rate notes.” We also may issue fixed-rate notes that combine principal and interest payments in installment payments over the life of the note, which we refer to as “amortizing notes.”

We may issue notes that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, described in the pricing supplement, which we refer to as “floating-rate notes.” In some cases, the interest rate of a floating-rate note also may be adjusted by adding or subtracting a spread or by multiplying the interest rate by a spread multiplier. A floating-rate note also may be subject to:

•	a maximum interest rate limit, or ceiling, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

We may issue notes that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the

S-9

price or performance of one or more securities, currencies or composite currencies, commodities, interest rates, stock indices, or other indices or formulae, in each case as specified in the pricing supplement. We refer to these notes as “indexed notes.”

We may issue notes at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity, which we refer to as “original issue discount notes” or “OID notes.” OID notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance.

The pricing supplement for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the principal amount;

•	the issue date;

•	the denominations or minimum denominations, if other than $1,000 or its equivalent in other currencies;

•	whether the note is a fixed-rate note, a floating-rate note, or an indexed note;

•	whether the note is senior or subordinated;

•	the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note;

•	the method for the calculation and payment of principal, premium (if any), interest, and other amounts payable (if any);

•	the maturity date;

•	if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•	if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date; and

•	any other material terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Payment of Principal, Interest, and Other Amounts Due

Unless otherwise provided in the pricing supplement, the trustee will act as our sole paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s office. That office is currently located at 101 Barclay Street, New York, New York 10286. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the applicable Indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

The trustee also will act as the calculation agent for floating-rate notes, unless otherwise specified in the pricing supplement. We will identify the calculation agent for any indexed notes in the pricing supplement. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium (if any), interest, or other amounts payable (if any) applicable to the floating-rate notes or indexed

S-10

notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date, as described below, for the floating-rate note. At the request of the holder of any floating-rate note that is an indexed note, the calculation agent will provide the reference rate, index, or formula then in effect. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent may resign.

We refer to each date on which interest is payable on a note as an “interest payment date.” Unless otherwise specified in the pricing supplement, interest payments on the notes will be made on each interest payment date applicable to, and at the maturity date of, the notes. Interest payable at any interest payment date will be paid to the registered holder of the note on the regular record date for that interest payment date, as described below. Unless otherwise specified in the pricing supplement, the regular record date for an interest payment date will be 15 calendar days prior to the interest payment date, whether or not that date is a business day. The principal and interest payable at maturity will be paid to the holder of the note at the close of business on the maturity date.

If any interest payment date or the maturity date of a fixed-rate note falls on a day that is not a business day, the required payment of principal, premium (if any), interest, or other amounts payable (if any) will be made on the next business day, and no additional interest will accrue in respect of the payment made on the next business day. If any interest payment date or the maturity date of a floating-rate note falls on a day that is not a business day, the interest payment date will be postponed to the next business day. However, in the case of a floating-rate note with an interest rate based on the London interbank offered rate, referred to as a “LIBOR note” and described below, if an interest payment date falls on a date that is not a business day, and the next business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

Each note will mature on a business day nine months or more from the issue date. Unless otherwise specified in the pricing supplement, the term “business day” means any weekday that is not a legal holiday in New York, New York, Charlotte, North Carolina, or any other place of payment of the note, is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed, and:

•	for LIBOR notes, a London Banking Day. A “London Banking Day” means any day on which commercial banks are open for business (including dealings in the index currency specified in the pricing supplement) in London, England;

•	for notes denominated in euro, a day on which the TransEuropean Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating; and

•	for notes denominated in a specified currency other than U.S. dollars or euro, a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the Principal Financial Center of the country of the specified currency.

The “Principal Financial Center” is:

•	the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney and Melbourne, Toronto, Johannesburg, and Zurich, respectively; or

•	the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand, and Swiss francs, the “Principal Financial Center” is New York, Sydney, Toronto, Johannesburg, and Zurich, respectively.

The notes are not subject to any sinking fund, which means we will not deposit money on a regular basis into any separate custodial account to repay the notes.

S-11

We will issue each note in book-entry only form. This means that we will not issue actual notes or certificates to each holder. Instead, the notes will be in the form of a global note held in the name of The Depository Trust Company, which is known as “DTC,” or its nominee. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or has a direct or an individual account with such an institution that has an account with DTC.

Notes will not be issued in certificated form unless:

•	DTC notifies us that it is unwilling or unable to continue as depository or it otherwise ceases to be a qualified clearing agency and we do not appoint a successor depository; or

•	we make a decision to permit notes to be issued in certificated form and notify the trustee of that decision.

No service charge will be made for any registration of transfer or exchange of notes issued in certificated form, but we may require payment of a sum sufficient to cover any related tax or other governmental charges.

Unless otherwise stated in the pricing supplement, we will pay principal, premium (if any), interest, and other amounts payable (if any) on the notes in book-entry form in accordance with arrangements then in place between the paying agent, DTC, and its nominee, as holder. Unless otherwise stated in the pricing supplement, we will pay any interest on notes in certificated form on each interest payment date other than the maturity date by check mailed to holders of the notes on the applicable record date at the address appearing on our records. Unless otherwise stated in the pricing supplement, we will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the applicable trustee or paying agent.

Ranking

Senior Notes. The senior notes will be unsecured and will rank equally with all our other unsecured and unsubordinated obligations from time to time outstanding, except obligations, including deposit liabilities, that are subject to any priorities or preferences by law. Under United States law, claims of our subsidiaries’ creditors, including their depositors, would be entitled to priority over the claims of our unsecured general creditors, including holders of senior notes, in the event of our liquidation or other resolution.

The Indenture and the senior notes do not contain any limitation on the amount of obligations that we may incur in the future.

Subordinated Notes. Our indebtedness evidenced by the subordinated notes, including the principal, premium (if any), interest, and other amounts payable (if any) will be subordinate and junior in right of payment to all of our senior indebtedness from time to time outstanding. Payment of principal of our subordinated indebtedness, including any subordinated notes, may not be accelerated if there is a default in the payment of amounts due under, or a default in any of our other covenants applicable to, our subordinated indebtedness.

The Indenture and the subordinated notes do not contain any limitation on the amount of obligations ranking senior to the subordinated notes, or the amount of obligations ranking equally with the subordinated notes, that we may incur in the future.

Fixed-Rate Notes

Generally. Each fixed-rate note will bear one or more designated rates of interest. Unless otherwise indicated in the pricing supplement, interest on fixed-rate notes will be payable semi-annually in arrears and will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

Interest for fixed-rate notes will accrue from the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date (or maturity date, as the case may be). However, the initial interest payment on fixed-rate notes issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date.

S-12

The pricing supplement and each fixed-rate note will contain the provisions of that note, including the interest rate, the original issue date, the interest payment dates, the maturity date, and any additional terms.

Amortizing Notes. We may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the notes. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The pricing supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

Interest Rate Bases. Each floating-rate note will have an interest rate basis or formula, which may be based on:

•	the federal funds rate, in which case the note will be a “federal funds rate note;”

•	the London interbank offered rate, in which case the note will be a “LIBOR note;”

•	the prime rate, in which case the note will be a “prime rate note;”

•	the treasury rate, in which case the note will be a “treasury rate note;” or

•	any other interest rate formula as may be specified in the pricing supplement.

The specific terms of each floating-rate note, including the initial interest rate in effect until the first interest reset date, will be specified in the pricing supplement and in the floating-rate note. Thereafter, the interest rate will be determined by reference to the specified interest rate basis or formula, plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

Interest Reset Dates. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the pricing supplement. We refer to the period during which an interest rate is effective as an “interest reset period” and the date in each such period on which the interest is reset as an “interest reset date.” Unless otherwise specified in the pricing supplement, the interest reset date will be:

•	in the case of floating-rate notes that reset daily, each business day;

•	in the case of floating-rate notes, other than treasury rate notes, that reset weekly, the Wednesday of each week;

•	in the case of treasury rate notes that reset weekly, the Tuesday of each week;

•	in the case of floating-rate notes that reset monthly, the third Wednesday of each month;

•	in the case of floating-rate notes that reset quarterly, the third Wednesday of March, June, September, and December of each year;

•	in the case of floating-rate notes that reset semi-annually, the third Wednesday of each of two months of each year, as specified in the pricing supplement; or

•	in the case of floating-rate notes that reset annually, the third Wednesday of the month of each year specified in the pricing supplement.

However, the interest rate in effect from the issue date to the first interest reset date for a floating-rate note will be the initial interest rate, as specified in the pricing supplement.

If any interest reset date for any floating-rate note would otherwise be a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note. However, in the case of a LIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

S-13

Interest Determination Dates. Unless otherwise specified in the pricing supplement, the interest determination date for an interest reset date will be:

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•	for a LIBOR note, the second London Banking Day preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date; and

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury bills, as defined below, of the applicable index maturity would normally be auctioned.

The “index maturity” is the period to maturity of the instrument for which the interest rate basis is calculated.

Treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. Each base rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

For a floating-rate note for which interest rate is determined by reference to two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date for the floating-rate note on which each applicable base rate is determinable.

Calculation Date. Unless otherwise specified in the pricing supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest reset period. Unless otherwise specified in the pricing supplement, the calculation date will be the earlier of:

(1)	the tenth calendar day after the related interest determination date or, if that day is not a business day, the next succeeding business day; or

(2)	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Interest Payments. Except as provided below and unless otherwise provided in the pricing supplement, interest on floating-rate notes will be payable, in the case of floating-rate notes with an interest reset date that resets:

•	daily, weekly, or monthly — on a business day that occurs in each month;

•	quarterly — on a business day that occurs in each third month, as specified in the pricing supplement;

•	semi-annually — on a business day that occurs in each of two months of each year, as specified in the pricing supplement; and

•	annually — on a business day that occurs in one month of each year, as specified in the pricing supplement.

Unless otherwise indicated in the pricing supplement, interest payments for floating-rate notes will include interest accrued from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date. However, the initial interest payment on a floating-rate note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date.

S-14

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the pricing supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•	for federal funds rate notes, LIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All dollar amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, with one-half cent being rounded upward. Unless otherwise specified in the pricing supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

The calculation agent, upon the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next interest reset date as a result of a determination made on the most recent interest determination date with respect to the floating-rate note.

LIBOR Notes. Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the pricing supplement. The LIBOR base rate will be the London interbank offered rate for deposits in U.S. dollars or any index currency, as specified in the pricing supplement. Except as provided below, LIBOR for each interest reset period will be calculated on the interest determination date for the related interest reset date.

On each interest determination date, the calculation agent will determine LIBOR as follows:

•	If “LIBOR Telerate” is specified in the pricing supplement, LIBOR will be the rate for deposits in the relevant index currency having the index maturity described in the pricing supplement commencing on the related interest reset date, as the rate appears on the designated LIBOR page in the pricing supplement as of 11:00 A.M., London time, on that interest determination date.

•	If “LIBOR Reuters” is specified in the pricing supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the relevant index currency having the index maturity described in the pricing supplement commencing on the related interest reset date, as the rates appear on the designated LIBOR page in the pricing supplement as of 11:00 A.M., London time, on that interest determination date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If the pricing supplement does not specify “LIBOR Telerate” or “LIBOR Reuters,” the LIBOR rate will be LIBOR Telerate.

If “LIBOR Telerate” applies and the rate described above does not appear on that page, or if “LIBOR Reuters” applies and fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the calculation agent will determine LIBOR as follows:

•	The calculation agent will select four major banks in the London interbank market, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those four banks will be requested to provide their offered quotations for deposits in the relevant index currency having an index maturity specified in the pricing supplement commencing on the interest reset date to prime banks in the London interbank market at approximately 11:00 a.m., London time.

•	If at least two quotations are provided, the calculation agent will determine LIBOR as the arithmetic mean of those quotations.

S-15

•	If fewer than two quotations are provided, the calculation agent will select three major banks in New York City, which may include us, our affiliates, or affiliates of the agents. On the interest determination date, those three banks will be requested to provide their offered quotations for loans in the relevant index currency having an index maturity specified in the pricing supplement commencing on the interest reset date to leading European banks at approximately 11:00 a.m., London time. The calculation agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for that interest reset period will remain LIBOR then in effect on the interest determination date.

Treasury Rate Notes. Each treasury rate note will bear interest at the treasury rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the treasury rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “treasury rate” for any interest determination date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the index maturity described in the pricing supplement, as specified under the caption “Investment Rate” on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56, or page 57 or any other page as may replace page 57.

If the rate cannot be determined as described above, the treasury rate will be determined as follows:

(1)	If the rate is not displayed on Moneyline Telerate by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

(2)	If the rate referred to in (1) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the United States Department of the Treasury.

(3)	If the rate referred to in (2) above is not announced by the United States Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular interest determination date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)	If the rate referred to in (3) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(5)	If the rate referred to in (4) above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agent or its affiliates, selected by the calculation agent, for the issue of Treasury bills with a remaining maturity closest to the particular index maturity.

(6)	If the dealers selected by the calculation agent are not quoting as mentioned in (5) above, the treasury rate will be the treasury rate in effect on the particular interest determination date.

The bond equivalent yield will be calculated using the following formula:

Bond equivalent yield =	D x N 360-(D x M)	x 100

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

S-16

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Federal Funds Rate Notes. Each federal funds rate note will bear interest at the federal funds rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the federal funds rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “federal funds rate” for any interest determination date is the rate on that date for federal funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Federal Funds (Effective)” and displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace the specified page on that service (“Telerate Page 120”).

The following procedures will be followed if the federal funds rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date or does not appear on Telerate Page 120, the federal funds rate will be the rate on that interest determination date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).”

•	If the alternative rate described above is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the federal funds rate to be the average of the rates for the last transaction in overnight federal funds quoted by three leading brokers of federal funds transactions in New York City, selected by the calculation agent, prior to 9:00 A.M., New York City time, on that interest determination date.

•	If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that interest determination date.

Prime Rate Notes. Each prime rate note will bear interest at the prime rate plus or minus any spread and multiplied by any spread multiplier described in the pricing supplement. Except as provided below, the prime rate for each interest reset period will be calculated on the interest determination date for the related interest reset date.

The “prime rate” for any interest determination date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the calculation date for that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•	If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•	If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that interest determination date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that interest determination date, by 3:00 P.M., New York City time, then the prime rate will be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all

S-17

organized under the laws of the United States or any of its states and having total equity capital of at least $500,000,000) selected by the calculation agent on the interest determination date. These selected banks or trust companies may include our subsidiaries or affiliates, or affiliates of the agent.

•	If the banks selected by the calculation agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the interest determination date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Original Issue Discount Notes

We may issue original issue discount notes, including zero coupon notes, which we refer to as “OID notes.” These notes may be fixed rate, floating rate, or indexed notes that are issued at a price lower than their principal amount or lower than their minimum repayment amount at maturity. OID notes may bear no interest or may bear interest at a rate that is below market rates at the time of issuance. For notes that do not have any periodic interest payments, interest normally accrues during the life of the notes and is paid at the maturity date or upon earlier redemption or prepayment. Upon an acceleration of the maturity of an OID note, the amount of interest payable will be determined in accordance with the terms of the note as described in the pricing supplement. That amount is normally less than the amount payable at the maturity date. Additional information relating to OID notes can be found in the section entitled “Certain United States Federal Income Tax Consequences — United States Holders — Original Issue Discount.”

Indexed Notes

General. We may issue indexed notes, in which the amount of principal, premium (if any), interest, or other amounts payable (if any) is determined by reference, either directly or indirectly, to the price or performance of one or more:

•	securities;

•	currencies or composite currencies;

•	commodities;

•	interest rates;

•	stock indices; or

•	other indices or formulae;

in each case as specified in the pricing supplement.

An example of indexed notes that we may offer is:

•	“equity linked indexed notes,” for which the principal, interest, or other amounts payable is determined by reference to the change in value in equity prices, such as a publicly traded security or an index of publicly traded securities. The final amount payable at maturity, at our option, may be cash or physical delivery of the underlying equity securities.

Holders of indexed notes may receive a principal amount at maturity that is greater than or less than the face amount of the notes, depending upon the relative value at maturity of the reference asset or underlying obligation.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the indexed security or securities, or other securities of the types listed above. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be exchangeable prior to maturity, at our option or the holder’s option, for the related securities.

We will set forth in the pricing supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of that tranche of indexed notes, certain historical information with respect to the specified index or indexed items, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

Upon the request of the holder of an indexed note, the calculation agent will provide, if applicable, the current index, principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with the indexed note.

S-18

Indexed Amortizing Notes. We may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate such as LIBOR, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the pricing supplement.

Extendible Notes

We may issue extendible notes, which are notes for which the maturity date may be extended at our option for one or more whole year periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible notes will be set forth in the pricing supplement.

Renewable Notes

We may issue renewable notes, which are notes for which the maturity may be renewed at the option of the holder of the note, for one or more specified periods up to but not beyond the final maturity date stated in the note. The specific terms of the renewal option and any additional considerations relating to renewable notes will be set forth in the pricing supplement.

Redemption

The pricing supplement will indicate whether we have the option to redeem notes prior to their maturity date. If we may redeem the notes prior to maturity, the pricing supplement will indicate the redemption price and method for redemption.

Repayment

The pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their maturity date. If the notes may be repaid prior to maturity, the applicable supplement will indicate our cost to repay the notes and the procedure for repayment.

Reopenings

We have the ability to “reopen,” or later increase, the principal amount of a particular note, a tranche of notes, or a series of our notes without notice to the holders of existing notes by selling additional notes having the same terms. However, any new notes of this kind may begin to bear interest on a different date.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for a particular tranche of notes, may be modified as described in the pricing supplement.

Repurchase

We, or our affiliates, may purchase at any time our notes in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to either hold, resell, or cancel any repurchased notes.

S-19

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal United States federal income tax consequences relating to your purchase, ownership, and sale of notes. It is based upon the relevant laws and rules that are now in effect and as they are currently interpreted. However, these laws and rules may be changed at any time, possibly with retroactive effect. This discussion deals only with holders that will hold notes as capital assets, and does not address the United States federal income tax consequences applicable to all categories of investors. In particular, the discussion does not deal with those of you who may be in special tax situations, such as dealers in securities, insurance companies, financial institutions, regulated investment companies, or tax-exempt entities. It does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to the notes or to you as a holder of the notes. This summary also may not apply to all forms of notes that we may issue. If the tax consequences associated with a particular form of note are different than those described below, they will be discussed in the pricing supplement relating to that note.

The United States federal income tax discussion that appears below is included in this prospectus supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

As used in this prospectus supplement, the term “United States holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

an entity which is a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

•	an estate whose income is subject to United States federal income tax regardless of its source;

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	any other persons whose income or gain in respect of the notes is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be United States holders.

A “Non-United States holder” is a holder that is not a United States holder.

United States Holders

Payment of Interest

Interest on a note generally will be taxable to you as ordinary income at the time you accrue or receive the interest in accordance with your accounting method for tax purposes. However, special rules apply to a note that is issued with original issue discount (“OID”).

Original Issue Discount

Some of your notes may be issued with OID. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price” unless that excess is less than ¼ of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity or weighted average maturity in the case of notes with more than one principal payment (the “OID de minimis amount”), in which case, it is not OID. The “stated redemption price at maturity” of a note is the sum of all payments required to be made on the note other than “qualified stated interest” payments. The “issue price” of a note is generally the first offering price to the public at which a substantial amount of the debt instrument is sold. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer), or that is treated as constructively received, at least annually at a single fixed rate or, under

S-20

certain conditions in connection with the special rules relating to floating-rate notes, at a variable rate. If a note bears interest during any accrual period at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

You are required to include qualified stated interest payments in income as interest when you accrue or receive those payments (in accordance with your accounting method for tax purposes). If you hold a note with OID with a maturity of more than one year, you may be required to include OID in income before you receive the associated cash payment, regardless of your accounting method for tax purposes. If you are an initial purchaser of an OID note, the amount of the OID you should include in income is the sum of the daily accruals of the OID for the note for each day during the taxable year (or portion of the taxable year) in which you held the OID note. The daily portion is determined by allocating the OID for each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the difference between (1) the product of the “adjusted issue price” of the OID note at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period) and (2) the amount of any qualified stated interest allocable to the accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period is the sum of the issue price of the OID note plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the note that were not qualified stated interest. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

If you are not an initial purchaser of an OID note and you purchase an OID note for greater than its adjusted issue price as the purchase date and less than or equal to the sum of all amounts payable on the OID note after the purchase date other than payments of qualified stated interest, you will have purchased the OID note at an “acquisition premium.” Under the acquisition premium rules, the amount of OID which you must include in your gross income for the note for any taxable year (or any portion of a taxable year in which you hold the note) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.

Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on an OID note by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest as adjusted by any amortizable bond premium or acquisition premium.

Short-Term Notes

The rules described above will also generally apply to OID notes with maturities of one year or less, which we refer to as short-term notes, but with some modifications.

First, the OID rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having OID. Thus, all short-term notes will be OID notes. Except as we note below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction, you generally will not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange, or retirement of the note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis United States holder of a short-term note, you may elect to accrue OID on a current basis. If you make this election, the limitation on the deductibility of interest we describe above will not apply. A United States holder using the accrual method of tax accounting and some cash method holders (including banks, securities dealers, regulated investment

S-21

companies, and certain trust funds) generally will be required to include OID on a short-term note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

Finally, the market discount rules we describe below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. OID notes purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount (or in the case of an OID note, the note’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the note will be considered to have “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Sale, Exchange, or Retirement of Notes

Upon the sale, exchange, retirement, or other disposition of a note, you will recognize gain or loss equal to the difference between the amount you realize from the disposition and your tax basis in the note, except that any amount realized that is attributable to accrued interest will be included in your gross income as interest income. Your tax basis in a note initially is your cost for the note. This amount is increased by any “original issue discount” or “market discount” previously included by you in income with respect to the note and is decreased by the amount of any “premium” you previously amortized and the amount of any payment (other than a payment of “qualified stated interest”) you have received in respect of the note.

Except as discussed above with respect to market discount, gain or loss realized by you on the sale, exchange, retirement, or other disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year. Net long-term capital gain

S-22

recognized by an individual United States Holder generally will be subject to tax at a maximum rate of 15%. The ability of United States Holders to offset capital losses against ordinary income is limited. The terms “market discount,” “premium,” “original issue discount,” and “qualified stated interest” are defined above.

If a note provides for contingent payments (as in the case of some indexed notes), special rules may apply to the treatment of the note. Under those rules, any gain you realize when you sell or dispose of a note will be ordinary income if the contingencies relating to the payments are unresolved at the time of disposition and some or all of any loss may be ordinary. Different rules also may apply to the calculation of your tax basis for the note. If a note will provide for contingent payments, these rules will be discussed in greater detail in the pricing supplement.

Reopenings

The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Non-United States Holders

This section discusses the principal United States federal tax consequences applicable to Non-United States Holders of purchasing, owning and selling notes.

Principal (and premium, if any) and interest payments, including any OID, that you receive from us or our agent generally will not be subject to United States federal withholding tax. However, interest, including any OID, may be subject to a 30% withholding tax (or less under an applicable treaty, if any) if (1) you actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) you are a controlled foreign corporation for United States tax purposes that is related to us (directly or indirectly) through stock ownership, (3) you are a bank extending credit pursuant to a loan agreement in the ordinary course of your trade or business, or (4) either (A) you do not certify to us or our agent, under penalties of perjury, that you are a Non-United States person and provide your name and address (which certification may be made on an IRS Form W-8BEN, or a successor form), or (B) a securities clearing organization, bank, or other financial institution that holds customer securities in the ordinary course of its trade or business (a “financial institution”) and holds the note does not certify to us or our agent under penalties of perjury that either it or another financial institution has received the required statement from you certifying that you are a Non-United States person and furnishes us with a copy of the statement.

If you are in a trade or business in the United States and interest, including any OID, on the note is effectively connected with the conduct of your trade or business, you may be subject to United States federal income tax on that interest and any OID in the same manner as if you were a United States person. You should read the material under the heading “United States Holders,” for a description of the United States tax consequences of purchasing, owning, and selling notes. If you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, subject to certain adjustments. Instead of the certification described in the preceding paragraph, if you have effectively connected interest income you must provide the payer with a properly executed IRS Form W-8ECI to claim an exemption from United States federal withholding tax.

You will not be subject to United States federal income tax or withholding taxes on any capital gain or market discount you realize upon retirement or disposition of a note if (1) the gain is not effectively connected with a United States trade or business carried on by you, and (2) you are an individual, and you are not present in the United States for 183 days or more in the taxable year of the retirement or disposition.

Renewable Notes, Floating-Rate Notes, Extendible Notes, Foreign Currency Notes, and Indexed Notes

Special United States federal income tax rules for renewable notes, floating-rate notes, extendible notes, foreign currency notes, or indexed notes will be discussed in the applicable pricing supplement.

S-23

Reportable Transactions

Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of this type of a transaction are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the notes. Unless set forth in the applicable pricing supplement, we do not believe that the issuance of the notes constitutes a “reportable transaction” as defined in the regulations. However, whether an investment in the notes constitutes a “reportable transaction” for any investor depends on the investor’s particular circumstances. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the notes and should be aware that, should we (or other participants in the transaction) determine that the investor list maintenance requirement applies to this transaction, we (or they) would comply with that requirement.

Backup Withholding and Information Reporting

In general, payments of principal, premium (if any), interest, and other amounts payment (if any) (including original issue discount, if any) with respect to a note will be subject to reporting and possibly backup withholding. Reporting means that the payment is required to be reported to you and the IRS. Backup withholding means that we (or any paying agent) are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. If applicable, backup withholding will be imposed at a rate of 28%. This rate is scheduled to increase to 31% after 2010.

If you are a United States person (other than a corporation or certain exempt organizations), you may be subject to backup withholding if you do not supply an accurate taxpayer identification number and certify that your taxpayer identification number is correct. You may also be subject to backup withholding if the United States Secretary of the Treasury determines that you have not reported all interest and dividend income required to be shown on your United States federal income tax return or if you do not certify that you have not underreported your interest and dividend income. If you are not a United States person, backup withholding and information reporting will not apply to payments made to you if you have provided the required certification that you are a Non-United States person, as described under the heading “Non-United States Holders,” or you otherwise establish an exemption, provided that the payor does not have actual knowledge that you are a United States person or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale of a note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on your behalf generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, the government of the United States or the government of any state or political subdivision of any state, or any agency or instrumentality of any of these governmental units, a controlled foreign corporation for United States tax purposes, a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interest in the partnership, a foreign person 50% or more of whose gross income for a certain period is effectively connected with a United States trade or business, or a United States branch of a foreign bank or insurance company, information reporting (but not backup withholding) generally will be required with respect to payments made to you unless the broker, custodian, nominee, or other dealer has documentation of your foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary. Alternatively, you may otherwise establish an exemption from information reporting.

Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding, unless you certify as to your non-United States status or otherwise establish an exemption from information reporting and backup withholding.

Any amounts withheld from your payment under the backup withholding rules would be refundable or allowable as a credit against your United States federal income tax liability.

S-24

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account, or a Keogh plan) subject to the Employee Retirement Income Security Act of 1974 (commonly referred to as “ERISA”) should consider fiduciary standards under ERISA in the context of the particular circumstances of that plan before authorizing an investment in the notes. A fiduciary also should consider whether the investment is authorized by, and in accordance with, the documents and instruments governing the plan.

In addition, ERISA and the Internal Revenue Code, or the “Code,” prohibit a number of transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (referred to as an “ERISA plan”), on the one hand, and persons who have specified relationships with the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If we (or an affiliate) are considered a party in interest or a disqualified person for an ERISA plan, then the investment in notes by that ERISA plan may give rise to a prohibited transaction unless the notes are acquired under an exemption for transactions effected on behalf of that plan by a “qualified professional asset manager” or an “in-house asset manager,” for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective trusts, or under another available exemption. There are several ways by which we or our affiliates may be considered a party in interest or a disqualified person for an ERISA plan. For example, if we provide banking or financial advisory services to an ERISA plan, or act as a trustee or in a similar fiduciary role for ERISA plan assets, we may be considered a party in interest or a disqualified person with respect to that ERISA plan.

If an ERISA plan engages in a prohibited transaction, the transaction may require “correction” and may cause the ERISA plan fiduciary to incur liabilities and the parties in interest or disqualified persons to be subject to excise taxes. Therefore, an ERISA plan should not invest in the notes unless the plan fiduciary or other person acquiring notes on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. By purchasing and holding the notes, the person making the decision to invest on behalf of an ERISA plan is representing that the purchase and holding of the notes is consistent with the terms of the plan and will not result in a prohibited transaction under ERISA or the Code.

If you are the fiduciary of a pension plan or other ERISA plan, or an insurance company that is providing investment advice or other features to a pension plan or other ERISA plan, and you propose to invest in the notes with the assets of the ERISA plan, you should consult your own legal counsel for further guidance.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes for sale on a continuing basis through the agents. The agents may act either on a principal basis or on an agency basis. We may offer the notes at varying prices relating to prevailing market prices at the time of resale, as determined by the agents, or, if so specified in the applicable pricing supplement, for resale at a fixed public offering price.

If we sell notes on an agency basis, we will pay a commission to the agent to be negotiated at the time of sale. Unless otherwise agreed and specified in the pricing supplement, the commission may range from .125% to .750% of the principal amount of the notes sold, and we may receive from 99.875% to 99.250% of the principal amount of each note so sold. Each agent will use its reasonable best efforts when we request it to solicit purchases of the notes.

Unless otherwise agreed and specified in the pricing supplement, if notes are sold to an agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that agent at a price equal to 100% of the

S-25

principal amount of the notes less a percentage of the principal amount that may range from .125% to .750% of the principal amount of those notes, unless otherwise specified in the pricing supplement. Accordingly, we may receive from 99.875% to 99.250% of the principal amount of each note so sold, unless otherwise specified in the pricing supplement. Notes sold in this manner may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the agent from us. After the initial public offering of notes, the agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the note so sold, unless otherwise specified in the pricing supplement.

We will name any agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those agents or other persons, in the pricing supplement. As of the date of this prospectus supplement, the agents are Banc of America Securities LLC and Banc of America Investment Services, Inc. These agents have entered into a distribution agreement with us. We also may accept offers to purchase notes through additional agents on substantially the same terms and conditions, including commissions, as would apply to purchases through named agents under the distribution agreement.

We have the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that agent.

Any agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify each agent and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make. We also have agreed to reimburse the agents for certain expenses.

The notes will not have an established trading market when issued and we do not intend to list the notes on any securities exchange unless otherwise specified in the pricing supplement. Any agent may purchase and sell notes in the secondary market from time to time. However, no agent is obligated to do so, and any agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offering the notes by an agent that purchases notes as principal, and in accordance with industry practice, agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the agent’s own account.

•	An agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•	Agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions or otherwise.

S-26

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

Banc of America Securities LLC and Banc of America Investment Services, Inc., each an agent and one of our affiliates, are broker-dealers and members of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of notes involving any of our broker-dealer affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of any notes, our affiliates, including Banc of America Securities LLC, may buy and sell the notes in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Notes may be sold in connection with a remarketing after their purchase by one or more firms. Any of our affiliates may act as principal or agent in these transactions.

This prospectus supplement may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the notes, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in these transactions. None of Banc of America Securities LLC, Banc of America Investment Services, Inc. or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the notes will execute a transaction in the notes in a discretionary account without specific prior written approval of the customer.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the notes as of the date of this prospectus supplement. This amount does not include the notes to be sold in market-making transactions. Notes sold in market-making transactions include notes issued after the date of this prospectus supplement as well as securities previously issued. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent informs the investor in the confirmation of sale that the note is being purchased in an original offering and sale, the purchaser may assume that the note is being purchased in a market-making transaction.

Banc of America Securities LLC as well as several of the other agents or their affiliates have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with us and our affiliates. These transactions are in the ordinary course of business for the agents and us and our respective affiliates. In these transactions, the agents or their affiliates receive customary fees and expenses.

S-27

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

$30,000,000,000

Debt Securities, Warrants, Units, Preferred Stock,

Depositary Shares, and Common Stock

We may offer to sell up to $30,000,000,000, or the U.S. dollar equivalent, of:

•	debt securities;

•	warrants;

•	units, consisting of two or more securities in any combination;

•	preferred stock;

•	depositary shares, represented by fractional shares in preferred stock; and

•	common stock.

Our securities may be denominated in U.S. dollars or a foreign currency, currency unit, or composite currency. We also may issue common stock upon conversion, exchange, or exercise of any of the other securities listed above.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and terms of that series of securities. You should read this prospectus and that prospectus supplement carefully before you invest.

We may use this prospectus in the initial sale of the securities listed above. In addition, Banc of America Securities LLC, or any of our other affiliates, may use this prospectus in a market-making transaction in any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 14, 2004

[THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus. To fully understand the securities we may offer, you should read carefully:

•	this prospectus, which explains the general terms of the securities we may offer;

•

the attached prospectus supplement and any additional pricing supplement, which explain the specific terms of the particular securities we are offering, and which may change or update the information in this prospectus; and

•	the documents we refer you to in “Where You Can Find More Information” for information about us.

You should rely only on the information provided in this prospectus and in any supplement to this prospectus, including the information we incorporate by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of those documents.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

Bank of America Corporation

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. We provide a diversified range of banking and nonbanking financial services and products both domestically and internationally. Our headquarters is located at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and our telephone number is (704) 386-5972.

The Securities We May Offer

We may offer the following securities from time to time:

•	debt securities;
•	warrants;
•	units, consisting of two or more securities in any combination;
•	preferred stock;
•	depositary shares, represented by fractional shares in preferred stock; and
•	common stock.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we specifically state otherwise. This prospectus, including this summary, describes the general terms of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific terms of those particular securities being offered, and will include a discussion of some of the United States federal income tax consequences and any risk factors or other special considerations applicable to those particular securities. The prospectus supplement also may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before investing in any of the securities we may offer.

Debt Securities

Our debt securities may be either senior or subordinated obligations, which will be issued under separate indentures, or contracts, that we have with The Bank of New York, as trustee. The particular terms of each series of debt securities will be described in a prospectus supplement.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and
•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:
•	securities of one or more issuers, including our common or preferred stock, other securities described in this prospectus, or the debt or equity securities of third parties;
•	one or more currencies, currency units, or composite currencies;
•	one or more commodities;
•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and
•	one or more indices or baskets of the items described above.

For any warrants we may offer, we will describe in a prospectus supplement the underlying property, the expiration date, the exercise price or the manner of determining the exercise price, the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise, and any other specific terms of the warrants. We will issue warrants under warrant agreements that we will enter into with one or more warrant agents.

Units

We may offer units consisting of two or more securities. We will describe in a prospectus supplement the particular securities that comprise each unit, whether or not the particular securities will be separable and, if they will be separable, the terms on which they will be separable, a description of the provisions for the payment, settlement, transfer, or exchange of the units, and any other specific terms of the units. We will issue units under unit agreements that we will enter into with one or more unit agents.

Preferred Stock and Depositary Shares

We may offer preferred stock, par value $.01 per share, in one or more series. We will describe in a prospectus supplement the specific designation, the aggregate number of shares offered, the dividend rate, if any, and periods or manner of calculating the dividend rate and periods, the terms on which the preferred stock are convertible into shares of our common stock, preferred stock of another series, or other securities, if any, the redemption terms, if any, and any other specific terms of our preferred stock.

We also may issue depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of preferred stock. We will describe in a prospectus supplement any specific terms of the depositary shares. We will issue the depositary shares under deposit agreements between us and one or more depositories.

Form of Securities

We will issue the securities in book-entry only form through one or more depositories, such as The Depository Trust Company, Euroclear Bank S.A./N.V., or Clearstream Banking, société anonyme, Luxembourg, named in the prospectus supplement. The securities will be represented by a global security rather than a certificate in the name of each individual investor. Unless stated otherwise, each sale of securities will settle in immediately available funds through the specified depository.

A global security may be exchanged for actual notes or certificates registered in the names of the beneficial owners only if:

•	the depository notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository is no longer qualified as a clearing agency, and we fail to appoint a successor to the depository within 60 calendar days;
•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or
•	an event of default has occurred and is continuing with respect to the securities under the applicable indenture or agreement.

Payment Currencies

Unless the prospectus supplement states otherwise, all amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars.

Listing

We will state in the prospectus supplement whether the particular securities that we will offer will be listed or quoted on a securities exchange or quotation system.

Distribution

We may offer the securities in four ways:

•	through underwriters;
•	through dealers;
•	through agents; or
•	directly to purchasers.

Banc of America Securities LLC, or any of our other affiliates, may be an underwriter, dealer, or agent for us. These securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after their initial issuance and sale. The aggregate offering price specified on the cover of this prospectus relates only to the securities that we have not yet issued as of the date of this prospectus.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. We provide services and products through four business segments: (1) Consumer and Small Business, (2) Commercial Banking, (3) Global Corporate and Investment Banking, and (4) Wealth and Investment Management.

On October 27, 2003, we entered into an Agreement and Plan of Merger with FleetBoston Financial Corporation, or “FleetBoston,” providing for the merger of FleetBoston with and into us (the “FleetBoston Merger”). The FleetBoston Merger closed on April 1, 2004, and we were the surviving corporation in the transaction. Following the FleetBoston Merger, our principal banking subsidiaries are Bank of America, N.A. and Fleet National Bank (the “Banks”).

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

USE OF PROCEEDS

Unless we describe a different use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes include:

•	our working capital needs;

•	investments in, or extensions of credit to, our banking and nonbanking subsidiaries;

•	the possible acquisitions of other financial institutions or their assets;

•	the possible acquisitions of, or investments in, other businesses of a type we are permitted to acquire under applicable law;

•	the possible reduction of our outstanding indebtedness; and

•	the possible repurchase of our outstanding equity securities.

Until we designate the use of these net proceeds, we will invest them temporarily. From time to time, we may engage in additional capital financings as we determine appropriate based on our needs and prevailing market conditions. These additional capital financings may include the sale of other securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The consolidated ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividend requirements for (a) us for each of the years in the five-year period ended December 31, 2003; and (b) us and FleetBoston prepared using unaudited pro forma condensed combined financial information of us and FleetBoston as of December 31, 2003, are as follows:

	Year Ended December 31,					Unaudited Pro Forma Bank of America/ FleetBoston Combined– December 31, 2003(1)
	2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	3.8	3.1	2.1	1.8	2.2	3.9
Including interest on deposits	2.5	2.1	1.6	1.5	1.6	2.5
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends Requirements:
Excluding interest on deposits	3.8	3.1	2.1	1.8	2.2	3.9
Including interest on deposits	2.5	2.1	1.5	1.5	1.6	2.5

(1)	The pro forma information assumes that we had been combined with FleetBoston on
January 1, 2003, on a purchase accounting basis. For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

•	The consolidated ratio of earnings to fixed charges is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

fixed charges

•	The consolidated ratio of earnings to combined fixed charges and preferred stock dividends is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

(fixed charges + preferred stock dividend requirements)

Fixed charges consist of:

•	interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other;

•	amortization of debt discount and appropriate issuance costs; and

•	one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

Preferred stock dividend requirements represent dividend requirements on our outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover those dividend requirements.

REGULATORY MATTERS

The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies, and banks, as well as specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies, and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” Our banking subsidiaries are organized predominantly as national banking associations, which are subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency, or the “Comptroller,” the Federal Deposit Insurance Corporation, or the “FDIC,” the Federal Reserve Board, and other federal and state regulatory agencies. In addition to banking laws, regulations, and regulatory agencies, we and our subsidiaries and affiliates are subject to the laws and regulations of both the federal government and the states and counties in which they conduct business and supervision and examination by the Securities and Exchange Commission, or the “SEC,” the New York Stock Exchange, or the “NYSE,” the National Association of Securities Dealers, Inc., and other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

A financial holding company, and the non-bank companies under its control, are permitted to engage in activities considered “financial in nature” as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

Subject to certain restrictions, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also authorizes banks to merge across state lines to create interstate branches. This act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching.

Changes in Regulations

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

The Federal Reserve Board, the Comptroller, and the FDIC have issued regulatory capital guidelines for United States banking organizations. Failure to meet the capital requirements can initiate certain mandatory and discretionary actions by regulators that could have a material effect on our financial statements. At December 31, 2003, we, as well as Bank of America, N.A., were classified as well-capitalized under this regulatory framework.

The regulatory capital guidelines measure capital in relation to the credit and market risks of both on- and off-balance sheet items using various risk weights. Under the regulatory capital guidelines, total capital consists of three tiers of capital. Tier 1 capital includes common shareholders’ equity, trust preferred securities, minority interests, and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, the allowance for credit losses up to 1.25% of risk-weighted assets and other adjustments. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank’s risk-based capital ratio to fall or remain below the required minimum. Tier 3 capital can only be used to satisfy our market risk capital requirement and may not be used to support our credit risk requirement. At December 31, 2003, we had no subordinated debt that qualified as Tier 3 capital.

The capital treatment of trust preferred securities currently is under review by the Federal Reserve Board due to the issuing trust companies being deconsolidated under Financial Accounting Standards Board Interpretation 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46). Depending on the capital treatment resolution, trust preferred securities may no longer qualify for Tier 1 capital treatment, but instead would qualify for Tier 2 capital. On July 2, 2003, the Federal Reserve Board issued a Supervision and Regulation Letter requiring that bank holding companies continue to follow the current instructions for reporting trust preferred securities in their regulatory reports. Accordingly, we will continue to report trust preferred securities in Tier 1 capital until further notice from the Federal Reserve Board. On September 2, 2003, the Federal Reserve Board and other regulatory agencies issued the Interim Final Capital Rule for Consolidated Asset-Backed Commercial Paper Program Assets. This interim rule allows companies to exclude from risk-weighted assets the newly consolidated assets of asset-backed commercial paper programs required by FIN 46, when calculating Tier 1 and total risk-based capital ratios through March 31, 2004.

To meet minimum, adequately capitalized regulatory requirements, an institution must maintain a Tier 1 capital ratio of 4% and a total capital ratio of 8%. A well-capitalized institution must generally maintain capital ratios 100 to 200 basis points higher than the minimum guidelines. The risk-based capital rules have been further supplemented by a leverage ratio, defined as Tier 1 capital divided by quarterly average total assets, after certain adjustments. The leverage ratio guidelines establish a minimum of 100 to 200 basis points above 3%. Banking organizations must maintain a leverage capital ratio of at least 5% to be classified as well-capitalized. As of December 31, 2003, we were classified as “well-capitalized” for regulatory purposes, the highest classification. As of December 31, 2003, our Tier 1 capital, total risk-based capital, and leverage ratio under these guidelines were 7.85%, 11.87% and 5.73%, respectively.

Net unrealized gains (losses) on available-for-sale debt securities, net unrealized gains on marketable equity securities and net unrealized gains (losses) on derivatives included in shareholders’ equity at December 31, 2003 are excluded from the calculations of Tier 1 capital, total capital, and leverage ratios.

The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An “undercapitalized” bank must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of (1) 5% of the bank’s total assets at the time it became “undercapitalized” or (2) the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality, and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a “well capitalized” institution must have (1) a Tier 1 risk-based capital ratio of at least 6%, (2) a total risk-based capital ratio of at least 10%, (3) a leverage ratio of at least 5%, and (4) not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of December 31, 2003. In order for us to continue to qualify as a financial holding company, each of our banking subsidiaries must remain well capitalized.

Regulators also must take into consideration (1) concentrations of credit risk; (2) interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (3) risks from non-traditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. This evaluation will be made as a part of the institution’s regular safety and soundness examination. In addition, we and any of our banking subsidiaries with significant trading activity must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

Our funds for payment of our indebtedness, including the debt securities, are derived from a variety of sources, including cash and temporary investments. However, the primary source of these funds is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine when, and under what circumstances, to prohibit a bank or bank holding company from paying dividends under its safety and soundness examination.

In addition, the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

DESCRIPTION OF DEBT SECURITIES

We will issue any senior debt securities under an Indenture dated as of January 1, 1995 (as supplemented, the “Senior Indenture”) between us and The Bank of New York, as successor trustee to U.S. Bank Trust National Association, as successor trustee to BankAmerica National Trust Company. We will issue any subordinated debt securities under an Indenture dated as of January 1, 1995 (as supplemented, the “Subordinated Indenture”) between us and The Bank of New York, as trustee. We refer to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The trustee under each of the Indentures has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent to which the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

The following summaries of the Indentures are not complete and are qualified in their entirety by the specific provisions of the applicable Indentures, which are exhibits to the registration statement and are incorporated in this prospectus by reference. Whenever defined terms are used, but not defined in this prospectus, the terms have the meanings given to them in the Indentures.

General

The total amount of securities that we may offer and sell using this prospectus is limited to the aggregate initial offering price of the securities registered under the registration statement. Neither Indenture limits the amount of debt securities that we may issue.

Any debt securities we issue will be our direct unsecured obligations and will not be obligations of our subsidiaries. Each series of our senior debt securities will rank equally with all of our other unsecured senior indebtedness that is outstanding from time to time. Each series of our subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness that is outstanding from time to time.

We will issue our debt securities in fully registered form without coupons. Our debt securities may be denominated in U.S. dollars or in another currency or currency unit. Any debt securities that are denominated in U.S. dollars will be issued in denominations of $1,000 or a multiple of $1,000 unless otherwise provided in the prospectus supplement. If any of the debt securities are denominated in a foreign currency, currency unit, or composite currency, or if principal, any premium, interest, or any other amounts payable on any of the debt securities is payable in any foreign currency, currency unit, or composite currency, the authorized denominations, as well as any investment considerations, risk factors, restrictions, tax consequences, specific terms, and other information relating to that issue of debt securities and the particular foreign currency, currency unit, or composite currency will be stated in the prospectus supplement.

We may issue our debt securities in one or more series with the same or different maturities. We may issue our debt securities at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity (each, an “Original Issue Discount Security”). Original Issue Discount Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates. Some of our debt securities may be deemed to be issued with original issue discount for United States federal income tax purposes. If we issue debt securities with original issue discount, we will discuss the United States federal income tax implications in the prospectus supplement.

Each prospectus supplement will describe the terms of any debt securities we issue, which may include the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the minimum denominations;

•	the percentage of the stated principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the person to whom interest is payable, if other than the owner of the debt securities;

•	the maturity date or dates;

•	the interest rate or rates, which may be fixed or variable, and the method used to calculate that interest;

•	any index used to determine the amounts of any payments on the debt securities and the manner in which those amounts will be determined;

•	the interest payment dates, the regular record dates for the interest payment dates, and the date interest will begin to accrue;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	any date or dates after which the debt securities may be redeemed, repurchased, or repaid in whole or in part at our option or the option of the holder and the periods, prices, terms, and conditions of that redemption, repurchase, or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities that will be payable if their maturity is accelerated;

•	the currency of principal, any premium, interest, and any other amounts payable on the debt securities, if other than U.S. dollars;

•	if the debt securities will be issued in other than book-entry form;

•	the identification of or method of selecting any interest rate calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provision relating to the extension or renewal of the maturity date of the debt securities;

•	whether the debt securities will be listed on any securities exchange; and

•	any other terms of the debt securities that are permitted under the applicable Indenture.

As a holding company, we own most of our assets and conduct substantially all of our operations through subsidiaries. Our ability to make payments of principal, any premium, interest, and any other amounts on the debt securities may be affected by the ability of our banking and nonbanking subsidiaries to pay dividends. Their ability, as well as our ability, to pay dividends in the future is and could be influenced by bank regulatory requirements and capital guidelines. See “Regulatory Matters.”

In addition, claims of holders of debt securities generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

Neither Indenture contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructuring. If our credit quality declines as a result of an event of this type, or otherwise, the ratings of any debt securities then outstanding may be withdrawn or downgraded.

No Sinking Fund

Unless stated otherwise in the prospectus supplement, our debt securities will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the debt securities.

Redemption

The prospectus supplement will indicate whether we may redeem the debt securities prior to their maturity date. If we may redeem the debt securities prior to maturity, the prospectus supplement will indicate the redemption price and the method for redemption.

Repayment

The prospectus supplement will indicate whether the debt securities can be repaid at the holder’s option prior to their maturity date. If the debt securities may be repaid prior to maturity, the prospectus supplement will indicate our cost to repay the debt securities and the procedure for repayment.

Repurchase

We, or our affiliates, may repurchase debt securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold or resell any repurchased debt securities. We also have the discretion to cancel any repurchased debt securities.

Reopenings

We have the ability to “reopen” a series of our debt securities. This means that we can increase the principal amount of a series of our debt securities by selling additional debt securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

Conversion

We may issue debt securities that are convertible, at either our option or the holder’s option, into our preferred stock, depositary shares, common stock, or other debt securities. The prospectus supplement will describe the terms of any conversion features, including:

•	the periods during which conversion may be elected;

•	the conversion price payable and the number of shares or amount of preferred stock, depositary shares, common stock, or other debt securities that may be issued upon conversion, and any adjustment provisions; and

•	the procedures for electing conversion.

Exchange, Registration, and Transfer

Subject to the terms of the applicable Indenture, debt securities of any series, other than debt securities issued in book-entry form, may be exchanged at the option of the holder for other debt securities of the same series and of an equal aggregate principal amount and type in any authorized denominations.

Debt securities may be presented for registration of transfer at the office of the security registrar or at the office of any transfer agent that we designate and maintain. The prospectus supplement will include the name of the security registrar and the transfer agent. The security registrar or the transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. We may change the security registrar or the transfer agent or approve a change in the location through which any security registrar or transfer agent acts at any time, except that we will be required to maintain a security registrar and transfer agent in each place of payment for each series of debt securities. At any time, we may designate additional transfer agents for any series of debt securities.

We will not be required to (1) issue, exchange, or register the transfer of any debt security of any series to be redeemed for a period of 15 days before those debt securities were selected for redemption, or (2) exchange or register the transfer of any debt security that was selected, called, or is being called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration, and transfer of global securities, see “Registration and Settlement.”

Payment and Paying Agents

The principal, any premium, interest, and any other amounts payable on our debt securities will be paid at the offices of the paying agents we designate from time to time. In addition, at our option, payment of any interest may be made by check mailed to the address of the holder as recorded in the security register. On any interest payment date, interest on a debt security generally will be paid to the person in whose name the debt security is registered at the close of business on the regular record date for that payment. For a discussion of payment of principal, any premium, interest, or other payment on global securities, see “Registration and Settlement.”

We initially have designated the principal corporate trust offices of the trustees in New York City as the places where the debt securities may be presented for payment. We may change paying agents or the designated payment office at any time. Any other paying agents for our debt securities of each series will be named in the prospectus supplement.

Subordination

Our subordinated debt securities are subordinated in right of payment to all of our senior indebtedness. The Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed, including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts, that were outstanding on the date we executed the Subordinated Indenture, or were created, incurred, or assumed after that date and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations, unless the instrument creating or evidencing the indebtedness provides that the indebtedness is subordinate in right of payment to any of our other indebtedness. Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

If there is a default or event of default on any senior indebtedness that is not remedied and we and the trustee of the Subordinated Indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee of the Subordinated Indenture receives this notice from us, we will not be able to make any principal, premium, interest, or other payments on the subordinated debt securities or repurchase our subordinated debt securities.

If we repay any subordinated debt security before the required date or in connection with a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, interest, or other payment will be paid to holders of senior indebtedness before any holders of subordinated indebtedness are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior debt shall have first rights to the amounts previously paid.

Upon payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets.

Sale or Issuance of Capital Stock of Banks

The Senior Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. and Fleet National Bank are our only Principal Subsidiary Banks.

Waiver of Covenants

The holders of a majority in principal amount of the debt securities of all affected series then outstanding under the Indenture may waive compliance with some of the covenants or conditions of that Indenture.

Modification of the Indentures

We and the applicable trustee may modify the Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of debt securities under that Indenture affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any debt security without the consent of each holder affected by the modification. No modification may reduce the percentage of debt securities which is required to consent to modification without the consent of all holders of the debt securities outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding debt securities.

For purposes of determining the aggregate principal amount of the debt securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent, or waiver under the applicable Indenture, (1) the principal amount of an Original Issue Discount Security is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a debt security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the debt security.

Meetings and Action by Securityholders

The trustee may call a meeting in its discretion, or upon request by us or the holders of at least 10% in principal amount of a series of outstanding debt securities, by giving notice. If a meeting of holders is duly held, any resolution raised or decision taken in accordance with the Indenture will be binding on all holders of debt securities of that series.

Defaults and Rights of Acceleration

The Senior Indenture defines an event of default for a series of senior debt securities as any one of the following events:

•	our failure to pay principal or any premium when due on any securities of that series;

•	our failure to pay interest on any securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the senior debt securities of that series or in the Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee of the Senior Indenture, or to us and the trustee of the Senior Indenture by the holders of at least 25% in principal amount of all senior debt securities then outstanding under the Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

The Subordinated Indenture defines an event of default only as our bankruptcy under United States federal bankruptcy laws.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities are Original Issue Discount Securities, a specified portion of the principal amount, of all debt securities of that series to be due and payable immediately. The holders of a majority in principal amount of the debt securities then outstanding or of the series affected, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the subordinated debt securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness

If we fail to pay principal of, or any premium on, any debt securities, or if we are over 30 calendar days late on an interest payment on the debt securities, the appropriate trustee can demand that we pay to it, for the benefit of the holders of those debt securities, the amount which is due and payable on those debt securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, a holder also may file suit to enforce our obligation to make payment of principal, any premium, interest, or other amounts due on any debt security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the debt securities then outstanding under an Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustees a certificate stating that we are not in default under any of the terms of the Indentures.

Notices

We will provide the holders with any required notices by first-class mail to the addresses of the holders as they appear in the security register.

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for several series of our outstanding indebtedness under other indentures.

DESCRIPTION OF WARRANTS

General

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with any of our other securities, including other warrants and units, consisting of two or more securities in any combination, as described under the heading “Description of Units.”

We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a warrant agreement with a warrant agent designated in the prospectus supplement. We will describe in the prospectus supplement the specific terms of the warrants. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with any of our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•	any other terms of the debt warrants which are permitted under the debt warrant agreement.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each type of property described above as “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.

The prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the title and aggregate number of the universal warrants;

•	the nature and amount of the warrant property that the universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates on which the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the universal warrants or underlying securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants; and

•	any other terms of the universal warrants which are permitted under the warrant agreement.

Modification

We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, any modification to the warrants cannot change the exercise price, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of the affected holders.

Enforceability of Rights of Warrantholders; Governing Law

The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of the unit agent;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	whether the units will be listed on any securities exchange; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

Modification

We and the unit agent may amend the terms of any unit agreement and the units without the consent of the holders to cure any ambiguity, to correct any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, we may amend the unit agreement and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected. However, any modification to the units that materially and adversely affects the rights of the holders of the units, or reduces the percentage of outstanding units required to modify or amend the unit agreement or the terms of the units, requires the consent of the affected holders.

Enforceability of Rights of Unitholders; Governing Law

The unit agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the units. Except as described below, any record holder of a unit, without anyone else’s consent, may enforce his or her rights as holder under any security included in the unit, in accordance with the terms of the included security and the Indenture, warrant agreement, or unit agreement under which that security is issued. Those terms are described in other sections of this prospectus relating to debt securities and warrants.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce his or her rights, including any right to bring legal action, with respect to those units or any included securities, other than debt securities. Limitations of this kind will be described in the prospectus supplement.

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act of 1939. Therefore, holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their units.

Unsecured Obligations

The units are our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

DESCRIPTION OF PREFERRED STOCK

General

We have 100,000,000 shares of preferred stock, par value $.01 per share, authorized and may issue the preferred stock in one or more series, each with the preferences, designations, limitations, conversion rights, and other rights as we may determine. We have designated:

(a) 3,000,000 shares of ESOP Convertible Preferred Stock, Series C (the “ESOP Preferred Stock”), of which 1,231,824 shares were issued and outstanding at April 1, 2004;

(b) 35,045 shares of 7% Cumulative Redeemable Preferred Stock, Series B (the “Series B Preferred Stock”), of which 7,739 shares were issued and outstanding at April 1, 2004;

(c) 20,000,000 shares of $2.50 Cumulative Convertible Preferred Stock Series BB (the “Series BB Preferred Stock”), none of which were issued and outstanding at April 1, 2004;

(d) 690,000 shares of 6.75% Perpetual Preferred Stock (the “6.75% Perpetual Preferred Stock”), 382,450 of which were issued and outstanding as of April 1, 2004; and

(e) 805,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock (the “Fixed/Adjustable Rate Cumulative Preferred Stock”), 700,000 of which were issued and outstanding as of April 1, 2004.

The Preferred Stock

General. Any preferred stock sold under this prospectus will have the general dividend, voting, and liquidation preference rights stated below unless otherwise stated in the prospectus supplement. Each prospectus supplement for preferred stock will describe the specific terms of those shares, including, where applicable:

•	the title and stated value of the preferred stock;

•	the aggregate number of shares of preferred stock offered;

•	the offering price or prices of the preferred stock;

•	the dividend rate or rates or method of calculation, the dividend period, and the dates dividends will be payable;

•	whether dividends are cumulative or noncumulative, and, if cumulative, the date the dividends will begin to cumulate;

•	the dividend and liquidation preference rights of the preferred stock relative to any existing or future series of our preferred stock;

•	the dates the preferred stock become subject to redemption at our option, and any redemption terms;

•	any redemption or sinking fund provisions;

•	whether the preferred stock will be issued in other than book-entry form;

•	whether the preferred stock will be listed on any securities exchange;

•	any rights on the part of the stockholder or us to convert the preferred stock into shares of our common stock or any other security; and

•	any additional voting, liquidation, preemptive, and other rights, preferences, privileges, limitations, and restrictions.

Dividends. The holders of our preferred stock will be entitled to receive when, as, and if declared by our board of directors, cash dividends at those rates as will be fixed by our board of directors, subject to the terms of our Amended and Restated Certificate of Incorporation. All dividends will be paid out of funds that are legally available for this purpose. Whenever dividends on any non-voting preferred stock are in arrears for six quarterly dividend periods (whether or not consecutive), holders of the non-voting preferred stock will have the right to elect two additional directors to serve on our board of directors, and these two additional directors will continue to serve until the dividend arrearage is eliminated.

Voting. The holders of our preferred stock will have no voting rights except:

•	each share of Series B Preferred Stock is entitled to one vote per share;

•	each share of ESOP Preferred Stock is entitled to two votes per share;

•	as required by applicable law; or

•	as specifically approved by us for that particular series.

Liquidation Preference. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking superior, an amount equal to the stated or liquidation value of the shares of the series plus an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Authorized Classes of Preferred Stock

The following summary of our ESOP Preferred Stock, Series B Preferred Stock, Series BB Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock is qualified in its entirety by reference to the description of these securities contained in our Amended and Restated Certificate of Incorporation.

ESOP Preferred Stock

All shares of ESOP Preferred Stock are held by the trustee under the Bank of America 401(k) Plan. Shares of ESOP Preferred Stock are convertible into our common stock at a conversion rate of 1.68 shares of common stock per share of ESOP Preferred Stock, subject to customary anti-dilution adjustments.

Preferential Rights. The ESOP Preferred Stock ranks senior to our common stock and ranks junior to the Series B Preferred Stock, Series BB Preferred Stock, 6.75% Perpetual Preferred Stock, and Fixed/Adjustable Rate Cumulative Preferred Stock as to dividends and distributions on liquidation. ESOP Preferred Stock does not have preemptive or preferential rights to purchase or subscribe to shares of our capital stock, and is not subject to any sinking fund obligations or other obligations to repurchase or retire the series, except as discussed below.

Dividends. ESOP Preferred Stock is entitled to an annual dividend, subject to adjustments, of $3.30 per share, payable semi-annually. Unpaid dividends accumulate on the date they first became payable, without interest. While any shares of ESOP Preferred Stock are outstanding, we may not declare, pay, or set apart for payment any dividend on any other series of our stock ranking equally with the ESOP Preferred Stock as to dividends unless we have declared and paid, or set apart for payment, like dividends on ESOP Preferred Stock for all dividend payment periods ending on or before the dividend payment date for the parity of our stock, ratably in proportion to their respective amounts of accumulated and unpaid dividends. We generally may not declare, pay, or set apart for payment any dividends, except for, among other things, dividends payable solely in shares of our stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, or make any other distribution on, or make payment on account of the purchase, redemption, or other retirement of, any other class or series of our capital stock ranking junior to ESOP Preferred Stock as to dividends or upon liquidation, until full cumulative dividends on ESOP Preferred Stock have been declared and paid or set apart for payment when due.

Voting Rights. Holders of ESOP Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of our common stock and vote together with the holders of our common stock as one class. Except as otherwise required by applicable law, holders of ESOP Preferred Stock have no special voting rights. To the extent that holders of the shares are entitled to vote, each share is entitled to the number of votes equal to the number of shares of our common stock into which the shares of ESOP Preferred Stock could be converted on the record date for determining our stockholders entitled to vote, rounded to the nearest whole vote. Under the current conversion rate, each share of ESOP Preferred Stock is entitled to two votes.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding-up, holders of ESOP Preferred Stock will be entitled to receive, out of our assets available for distribution to our stockholders, $42.50 per share plus all accrued and unpaid dividends of the shares of ESOP Preferred Stock to the date fixed for distribution. These distributions will be subject to the rights of the holders of any preferred stock ranking senior to or equally with ESOP Preferred Stock as to distributions upon dissolution, liquidation, or winding-up but before any amount will be paid or distributed among the holders of our common stock or any other shares of our stock ranking junior to ESOP Preferred Stock. If, upon our voluntary or involuntary dissolution, liquidation, or winding-up, the amounts payable on ESOP Preferred Stock and any other stock ranking equally with ESOP Preferred Stock as to any distribution are not paid in full, holders of ESOP Preferred Stock and the other capital stock will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which it is entitled, holders of ESOP Preferred Stock will not be entitled to any further distribution of our assets. Any merger, consolidation, or purchase or sale of assets by us will not be deemed to be a dissolution, liquidation, or winding-up of our affairs.

Redemption. ESOP Preferred Stock is redeemable, in whole or in part, at our option at any time. The redemption price for the shares of ESOP Preferred Stock, which may be paid in cash or shares of our common stock, is $42.50 per share. The redemption price also must include all accrued and unpaid dividends to the date of redemption. If ESOP Preferred Stock is treated as Tier 1 capital for bank regulatory purposes, the approval of the Federal Reserve Board may be required to redeem ESOP Preferred Stock.

In addition, we are required to redeem shares of ESOP Preferred Stock at the option of the holder to the extent necessary either to provide for distributions required to be made under the Employee Stock Ownership Plan or to make payments of principal, interest, or premium due and payable on any indebtedness incurred by the holder for the benefit of the Employee Stock Ownership Plan.

Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to ESOP Preferred Stock and our common stock, ranks equally with 6.75% Perpetual Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock, and ranks junior to Series BB Preferred Stock as to dividends and upon liquidation. Series B Preferred Stock is not convertible into or exchangeable for any shares of our common stock or any other class of capital stock without the consent of holders of Series B Preferred Stock, we may issue preferred stock with superior or equal rights or preferences.

Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, cumulative cash dividends at an annual dividend rate per share of 7.00% of the stated value per-share of Series B Preferred Stock. The stated value per share of the Series B Preferred Stock is $100. Dividends are payable quarterly. We cannot declare or pay cash dividends on any shares of our common stock unless full cumulative dividends on Series B Preferred Stock have been paid or declared and funds sufficient for the payment have been set apart.

Voting Rights. Each share of Series B Preferred Stock has equal voting rights, share for share, with each share of our common stock.

Distributions. In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of Series B Preferred Stock are entitled to receive, after payment of the full liquidation preference on shares of any class of our preferred stock ranking superior to Series B Preferred Stock, but before any distribution on shares of our common stock, liquidating dividends of $100 per share plus accumulated dividends.

Redemption. Shares of Series B Preferred Stock are redeemable, in whole or in part, at the option of the holders, at the redemption price of $100 per share plus accumulated dividends, provided that (1) full cumulative dividends have been paid, or declared, and funds sufficient for payment set apart, upon any class or series of our preferred stock ranking superior to Series B Preferred Stock; and (2) we are not then in default or in arrears on any sinking fund or analogous fund or call for tenders obligation or agreement for the purchase or any class or series of our preferred stock ranking superior to Series B Preferred Stock.

Series BB Preferred Stock

Dividends. Holders of Series BB Preferred Stock are entitled to receive, when and as declared by our board of directors, out of funds legally available for payment, an annual dividend of $2.50 per share. Dividends are payable quarterly on January 1, April 1, July 1, and October 1 of each year. Dividends on Series BB Preferred Stock are cumulative from the date of issue. Each dividend is payable to holders of record as appearing on our stock register on the record dates fixed by our board of directors. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on Series BB Preferred Stock which may be in arrears.

Conversion Rights. Subject to the terms and conditions set forth below, holders of shares of Series BB Preferred Stock have the right, at their option, to convert such shares into shares of our common stock at any time into fully paid and nonassessable shares of our common stock (calculated as to each conversion to the nearest 1/1,000 of a share) at the rate of 6.17215 shares of our common stock for each share of Series BB Preferred Stock surrendered for conversion (the “Conversion Rate”). The Conversion Rate is subject to adjustment from time to time to reflect our common stock splits and similar alterations in our common stock.

Redemption. Shares of Series BB Preferred Stock are redeemable at the our option, in whole or in part, at a redemption price of $25 per share plus an amount equal to accrued and unpaid dividends up to and including the redemption date. Shares of Series BB Preferred Stock are not subject to a sinking fund.

Liquidation Rights. In the event of our voluntary or involuntary dissolution, liquidation, or winding up of our affairs, holders of Series BB Preferred Stock are entitled to receive out of our assets available for distribution to stockholders an amount equal to $25 per share plus an amount equal to accrued and unpaid dividends up to and including the date of such distribution, and no more, before any distribution is made to the holders of any of our classes of stock ranking junior to the Series BB Preferred Stock as to the distribution of assets.

Voting. Holders of Series BB Preferred Stock have no voting rights except (1) as required by law; and (2) in the event any quarterly dividend payable on the Series BB Preferred Stock is in arrears, holders of Series BB Preferred Stock are entitled to vote together with the holders of our common stock at our next meeting of stockholders and at each subsequent meeting of stockholders, unless all dividends in arrears have been paid or declared and set apart for payment prior to the date of the meeting. In those cases where holders of Series BB Preferred Stock are entitled to vote, each holder is entitled to cast the number of votes equal to the number of whole shares of our common stock into which his or her Series BB Preferred Stock is then convertible.

6.75% Perpetual Preferred Stock

Preferential Rights. The 6.75% Perpetual Preferred Stock ranks senior to our common stock and ESOP Preferred Stock, equally with Series B Preferred Stock and Fixed/Adjustable Rate Cumulative Preferred Stock, and junior to any Series BB Preferred Stock as to dividends and distributions on liquidation.

Dividends. Holders of shares of 6.75% Perpetual Preferred Stock are entitled to receive dividends at the rate of 6.75% per annum, payable quarterly, before we may declare or pay any dividend on our common stock or our junior preferred stock. The dividends on the 6.75% Perpetual Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the percentage of the dividend payable on preferred stock that may be deducted by corporate stockholders (the “Dividends Received Deduction”), which currently is 70%, we will increase the amount of dividends payable on the 6.75% Perpetual Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

Voting Rights. Holders of 6.75% Perpetual Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of 6.75% Perpetual Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the 6.75% Perpetual Preferred Stock. If any quarterly dividend payable on the 6.75% Perpetual Preferred Stock is in arrears for six full quarterly dividends or more, the holders of 6.75% Perpetual Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other series of preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of 6.75% Perpetual Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of 6.75% Perpetual Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the 6.75% Perpetual Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the 6.75% Perpetual Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of 6.75% Perpetual Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the 6.75% Perpetual Preferred Stock, in whole or in part, at our option, on and after April 15, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We also may redeem the 6.75% Perpetual Preferred Stock prior to April 15, 2006, in whole, at our option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

So long as any shares of 6.75% Perpetual Preferred Stock are outstanding, we may not redeem any shares of our common stock or any other class of our preferred stock ranking junior to or on a parity with 6.75% Perpetual Preferred Stock unless we have paid full cumulative dividends on all outstanding shares of the 6.75% Perpetual Preferred Stock for all past dividend payment periods. Further, if any dividends on the 6.75% Perpetual Preferred Stock are in arrears, we may not redeem any shares of the 6.75% Perpetual Preferred Stock unless we simultaneously redeem all outstanding shares of the 6.75% Perpetual Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the 6.75% Perpetual Preferred Stock.

Fixed/Adjustable Rate Cumulative Preferred Stock

Preferential Rights. The Fixed/Adjustable Rate Cumulative Preferred Stock ranks senior to our common stock and ESOP Preferred Stock, equally with Series B Preferred Stock and 6.75% Perpetual Preferred Stock, and junior to Series BB Preferred Stock as to dividends and distributions on liquidation.

Dividends. Through April 1, 2006, the holders of Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive dividends at the rate of 6.60% per annum computed on the basis of the issue price of Fixed/Adjustable Rate Cumulative Preferred Stock of $250 per share, payable quarterly out of the funds legally available for the payment of dividends, before we may declare or pay any dividend upon our common stock or junior preferred stock. After April 1, 2006, the dividend rate on Fixed/Adjustable Rate Cumulative Preferred Stock will be a rate per annum equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate, and the Thirty Year Constant Maturity Rate, as each term is defined in our Amended and Restated Certificate of Designations establishing the Fixed/Adjustable Rate Cumulative Preferred Stock. The applicable rate per annum for any dividend period beginning on or after April 1, 2006 will not be less than 7.00% nor greater than 13.00%.

The dividends on Fixed/Adjustable Rate Cumulative Preferred Stock are cumulative. If the Internal Revenue Code is amended to reduce the Dividends Received Deduction, we will increase the amount of dividends that will be payable on Fixed/Adjustable Rate Cumulative Preferred Stock for dividend payments made on or after the date of enactment of such amendment.

Voting Rights. Holders of Fixed/Adjustable Rate Cumulative Preferred Stock have no voting rights, except as required by law and to the extent the consent of the holders of Fixed/Adjustable Rate Cumulative Preferred Stock at the time outstanding is necessary to authorize, effect, or validate any amendment, alteration, or repeal of any provision of our Amended and Restated Certificate of Incorporation or to create any series of stock with dividend rights or liquidation preferences ranking greater than the Fixed/Adjustable Rate Cumulative Preferred Stock. If any quarterly dividend payable on the Fixed/Adjustable Rate Cumulative Preferred Stock is in arrears for six full quarterly dividends or more, the holders of Fixed/Adjustable Rate Cumulative

Preferred Stock will be entitled to vote together as a group, to the exclusion of the holders of any other preferred stock or our common stock, at our next annual meeting of stockholders for the election of directors and at each subsequent meeting of stockholders for the election of directors, until all dividends in arrears have been paid or declared and set apart for payment, for two directors. Each director elected by the holders of Fixed/Adjustable Rate Cumulative Preferred Stock shall continue to serve as a director until the dividend arrearage is eliminated.

Distributions. In the event of the voluntary or involuntary dissolution, liquidation, or winding up, holders of Fixed/Adjustable Rate Cumulative Preferred Stock are entitled to receive out of assets available for distribution to stockholders an amount equal to $250 per share plus an amount equal to accrued and unpaid dividends up to and including the date of distribution, and no more, before any distribution will be made to the holders of any class of our stock ranking junior to the Fixed/Adjustable Rate Cumulative Preferred Stock as to the distribution of assets. In determining whether payment of a distribution must be made to the holders of the Fixed/Adjustable Rate Cumulative Preferred Stock, any merger, consolidation, or purchase or sale of assets by us will not be deemed a dissolution, liquidation, or winding up of such affairs. Shares of Fixed/Adjustable Rate Cumulative Preferred Stock are not subject to a sinking fund.

Redemption. We may redeem the Fixed/Adjustable Rate Cumulative Preferred Stock, in whole or in part, at our option, on and after April 1, 2006, at $250 per share, plus accrued and unpaid dividends, if any. We may also redeem the Fixed/Adjustable Rate Cumulative Preferred Stock prior to April 1, 2006, in whole, at our option, if the Internal Revenue Code is amended to reduce the Dividends Received Deduction.

So long as any shares of Fixed/Adjustable Rate Cumulative Preferred Stock are outstanding, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, our common stock, or any other class of preferred stock ranking junior to or on a parity with Fixed/Adjustable Rate Cumulative Preferred Stock, unless we have paid full cumulative dividends on all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock for all past dividend payment periods. Further, if any dividends on Fixed/Adjustable Rate Cumulative Preferred Stock are in arrears, we may not redeem any shares of Fixed/Adjustable Rate Cumulative Preferred Stock, unless we simultaneously redeem all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock, except pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Fixed/Adjustable Rate Cumulative Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary receipts evidencing depositary shares, each of which will represent fractional shares of preferred stock, rather than full shares of these securities. We will deposit shares of preferred stock of each series represented by depositary shares under a deposit agreement between us and a United States bank or trust company that we will select (the “depository”).

The particular terms of the preferred stock offered and the extent, if any, to which the general provisions may apply to the depositary shares will be described in the prospectus supplement. The general descriptions below and in the prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the deposit agreement and the depositary receipts, the forms of which are incorporated by reference in the registration statement and the definitive forms of which will be filed with the Securities and Exchange Commission, or “SEC,” at the time of sale of the depositary shares.

Terms of the Depositary Shares

Depositary receipts issued under the deposit agreement will evidence the depositary shares. Depositary receipts will be distributed to those persons purchasing depositary shares representing fractional shares of preferred stock in accordance with the terms of the offering. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the fraction of a share of preferred stock represented by the applicable depositary share, to all the rights and preferences of the preferred stock being represented, including dividend, voting, redemption, conversion, and liquidation rights, all as will be set forth in the prospectus supplement relating to the depositary shares being offered.

Pending the preparation of definitive depositary receipts, the depository, upon our written order, may issue temporary depositary receipts. The temporary depositary receipts will be substantially identical to, and will have all the rights of, the definitive depositary receipts, but will not be in definitive form. Definitive depositary receipts will be prepared thereafter and temporary depositary receipts will be exchanged for definitive depositary receipts at our expense.

Withdrawal of Preferred Stock

Unless the depositary shares have been called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the principal office of the depository, pay any charges, and comply with any other terms as provided in the deposit agreement for the number of shares of preferred stock underlying the depositary shares. A holder of depositary shares who withdraws shares of preferred stock will be entitled to receive whole shares of preferred stock on the basis set forth in the prospectus supplement relating to the depositary shares being offered.

However, holders of whole shares of preferred stock will not be entitled to deposit those shares under the deposit agreement or to receive depositary receipts for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depository will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The depository will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to that preferred stock in proportion to the number of depositary shares owned by those holders. However, the depository will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance that is not distributed will be added to and treated as part of the next sum received by the depository for distribution to record holders.

If there is a distribution other than in cash, the depository will distribute property it receives to the record holders of depositary shares who are entitled to that property. However, if the depository determines that it is not feasible to make this distribution of property, the depository, with our approval, may sell that property and distribute the net proceeds to the holders of the depositary shares.

Redemption of Depositary Shares

If a series of preferred stock which relates to depositary shares is redeemed, the depositary shares will be redeemed from the proceeds received by the depository from the redemption, in whole or in part, of that series of preferred stock. The depository will mail notice of redemption at least 30 and not more than 45 calendar days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depository’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable on that series of the preferred stock.

Whenever we redeem preferred stock held by the depository, the depository will redeem as of the same redemption date the number of depositary shares representing the preferred stock redeemed. If less than all of the depositary shares are redeemed, the depositary shares redeemed will be selected by lot or pro rata or by any other equitable method as the depository may decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding. At that time, all rights of the holder of the depositary shares will cease, except the right to receive any money or other property they become entitled to receive upon surrender to the depository of the depositary receipts.

Voting the Deposited Preferred Stock

Any voting rights of holders of the depositary shares are directly dependent on the voting rights of the underlying preferred stock, which customarily have limited voting rights. Upon receipt of notice of any meeting at which the holders of the preferred stock held by the depository are entitled to vote, the depository will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depository as to the exercise of the voting rights pertaining to the amount of preferred stock underlying the holder’s depositary shares. The depository will endeavor, insofar as practicable, to vote the amount of preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action which may be deemed necessary by the depository to enable the depository to do so. The depository will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depository. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least a majority of the depositary shares then outstanding. Either we or the depository may terminate a deposit agreement if all of the outstanding depositary shares have been redeemed or if there has been a final distribution in respect of our preferred stock in connection with our liquidation, dissolution, or winding up.

Charges of Depository

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depository arrangements. We will pay the fees of the depository in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depository may refuse to effect any transfer of a depositary receipt or any withdrawals of preferred stock evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or preferred stock are paid by their holders.

Miscellaneous

The depository will forward to the holders of depositary shares all of our reports and communications which are delivered to the depository and which we are required to furnish to the holders of our preferred stock.

Neither we nor the depository will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. All of our obligations as well as the depository’s obligations under the deposit agreement are limited to performance in good faith of our respective duties set forth in the deposit agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depository

The depository may resign at any time by delivering to us notice of its election to do so, and we may remove the depository at any time. Any resignation or removal will take effect only upon the appointment of a successor depository and the successor depository’s acceptance of the appointment. Any successor depository must be a United States bank or trust company.

DESCRIPTION OF COMMON STOCK

The following summary of our common stock is qualified in its entirety by reference to the description of the common stock incorporated by reference in this prospectus.

General

We are authorized to issue 7,500,000,000 shares of common stock, par value $.01 per share, of which approximately 2.04 billion shares were outstanding on April 1, 2004. Our common stock trades on the New York Stock Exchange and on the Pacific Exchange under the symbol “BAC.” Our common stock is also listed on the London Stock Exchange, and certain shares are listed on the Tokyo Stock Exchange. As of April 1, 2004, 416.5 million shares were reserved for issuance in connection with our various employee and director benefit plans, our Dividend Reinvestment and Stock Purchase Plan, the conversion of our outstanding convertible securities, and for other purposes. After taking into account the reserved shares, there were approximately 5.04 billion authorized shares of our common stock available for issuance as of April 1, 2004.

Voting and Other Rights

Holders of our common stock are entitled to one vote per share. There are no cumulative voting rights. In general, a majority of votes cast on a matter is sufficient to take action upon routine matters, including the election of directors. However, (1) amendments to our Amended and Restated Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class, and (2) a merger, dissolution, or the sale of all or substantially all of our assets must be approved by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting shares.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets legally available for distribution to stockholders, subject to any prior rights of any preferred stock then outstanding.

Our common stock does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. All the outstanding shares of our common stock are, and upon proper conversion of any preferred stock, all of the shares of our common stock into which those shares are converted will be, validly issued, fully paid, and nonassessable.

Mellon Investor Services LLC is the transfer agent and registrar for our common stock.

Dividends

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as our board of directors may declare out of funds legally available for payments. Stock dividends, if any are declared, may be paid from our authorized but unissued shares.

REGISTRATION AND SETTLEMENT

Each debt security, warrant, unit, share of preferred stock, and depositary share in registered form will be represented either:

•	by one or more global securities representing the entire issuance of securities; or

•	by a certificate issued in definitive form to a particular investor.

Book-Entry System

Unless otherwise specified in a prospectus supplement, we will issue each security in book-entry only form. This means that we will not issue actual notes or certificates. Instead, we will issue global securities in registered form representing the entire issuance of securities. Each global security will be registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on their own behalf or on behalf of their customers.

If a security is registered on the books that we or the trustee, warrant agent, unit agent, depository, or other agent maintain in the name of a particular investor, we refer to that investor as the “holder” of that security. These persons are the legal holders of the securities. Consequently, for securities issued in global form, we will recognize only the depository as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities issued in book-entry form directly. Instead, they will own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities. The depository will not have knowledge of the actual beneficial owners of the securities.

Certificates in Registered Form

In the future we may cancel a global security or issue securities initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the securities unless:

•	the depository, such as The Depository Trust Company, New York, New York, which is known as “DTC,” notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days;

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or

•	an event of default has occurred and is continuing with respect to the securities under the applicable Indenture or agreement.

Street Name Owners

When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account that he or she maintains at that institution. For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any Indenture and the obligations, if any, of any warrant agents, unit agents, depository, and any other third parties employed by us, the trustee, or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the Indenture for a series of debt securities or the warrant agreement for a series of warrants or the unit agreement for a series of units or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an Indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each security issued in book-entry form and represented by a global security will be deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees, which we will select. These financial institutions or clearing systems that we select for any security are called “depositories.” Each series of securities will have one or more of the following as the depositories:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants. The depository or depositories for your securities will be named in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC will act as securities depository for the securities. The securities will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the securities, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The beneficial interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the securities, except if the use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.

We will make payments of principal, any premium, interest, or other amounts on the securities in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

DTC may discontinue providing its services as depository for the securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

Each series of securities represented by a global security sold or traded outside the United States may be held through Clearstream, Luxembourg or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream, Luxembourg and Euroclear provide a clearing and settlement organization for cross-

border bonds, equities, and investment funds. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream, Luxembourg may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described above;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of any legal rights relating to the securities;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we, the trustee, any warrant agents, and any unit agents will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we, the trustee, any warrant agents, and any unit agents do not supervise the depository in any way;

•	the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Notes

If we ever issue securities in certificated form, those securities may be presented for registration, transfer, and payment at the office of the registrar or at the office of any transfer agent we designate and maintain. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any securities at any time.

We will not be required to issue, exchange, or register the transfer of any security to be redeemed for a period of 15 calendar days before the selection of the securities to be redeemed. In addition, we will not be required to exchange or register the transfer of any security that was selected, called, or is being called for redemption, except the unredeemed portion of any security being redeemed in part.

We will pay principal, any premium, interest, and any amounts payable on any certificated securities at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a security on any interest payment date to the person in whose name the security is registered at the close of business on the regular record date for that payment.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

The underwriters, dealers, or agents may be Banc of America Securities LLC or any of our other affiliates.

Each prospectus supplement relating to an offering of securities will state the terms of the offering, including:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

Distribution Through Underwriters

We may offer and sell securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless otherwise stated in the prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they will be required to purchase all of the offered securities. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

Direct Sales

We may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act of 1933, for any resale of the securities. We will describe the terms of any of those sales in the prospectus supplement.

General Information

Underwriters, dealers, or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

We may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

Ordinarily, each series of offered securities will be a new issue of securities and will have no established trading market.

To facilitate offering the securities in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities or any other securities. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

•	An overallotment in connection with an offering creates a short position in the offered securities for the underwriters’ own account.

•	An underwriter may place a stabilizing bid to purchase an offered security for the purpose of pegging, fixing, or maintaining the price of that security.

•	Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the offered securities by bidding for, and purchasing, the offered securities or any other securities in the open market in order to reduce a short position created in connection with the offering.

•	The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Any underwriters to whom the offered securities are sold for offering and sale may make a market in the offered securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a securities exchange. We cannot assure you that there will be a liquid trading market for the offered securities.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payments the underwriters or agents may be required to make.

One of our subsidiaries, Banc of America Securities LLC, is a broker-dealer and a member of the National Association of Securities Dealers, Inc. Each initial offering and any remarketing of securities involving any of our broker-dealer subsidiaries, including Banc of America Securities LLC, will be conducted in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. Following the initial distribution of securities, our affiliates, including Banc of America Securities LLC, may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent.

The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer will not be greater than eight percent of the initial gross proceeds from the sale of any security being sold.

This prospectus and related prospectus supplements may be used by one or more of our affiliates in connection with offers and sales related to market-making transactions in the securities, including block positioning and block trades, to the extent permitted by applicable law. Any of our affiliates may act as principal or agent in those transactions. None of Banc of America Securities LLC or any other member of the National Association of Securities Dealers, Inc. participating in the distribution of the securities will execute a transaction in the securities in a discretionary account without specific prior written approval of that customer.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

We will provide information to the purchaser about the trade and settlement dates, as well as the purchase price, for a market-making transaction in a separate confirmation of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2003;

•	our current reports on Form 8-K filed January 2, 2004, January 15, 2004, January 29, 2004, February 17, 2004, February 19, 2004, March 2, 2004, March 10, 2004, March 15, 2004, March 18, 2004, March 22, 2004, March 23, 2004, March 30, 2004, April 1, 2004 (as amended on April 14, 2004), April 9, 2004, and April 14, 2004 (other than those portions furnished under Item 9 or Item 12 of Form 8-K); and

•	the description of our common stock which is contained in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as modified on our current report on Form 8-K dated March 30, 2004.

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish under Item 9 or Item 12 of Form 8-K.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5972

FORWARD-LOOKING STATEMENTS

This prospectus and all accompanying prospectus supplements contain or incorporate by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions.

The forward-looking statements involve certain risks and uncertainties. Our ability to predict results or the actual effect of our results, performance, or achievements, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements, is contained under the caption “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by Helms Mulliss & Wicker, PLLC, Charlotte, North Carolina, and for the underwriters or agents by Morrison & Foerster LLP, New York, New York. As of the date of this prospectus, certain members of Helms Mulliss & Wicker, PLLC, beneficially own less than one-tenth of 1% of our outstanding shares of common stock.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus, and the related pricing supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of this document.

Our affiliates, including Banc of America Securities LLC and Banc of America Investment Services, Inc., will deliver this prospectus supplement, the accompanying prospectus, and the related pricing supplement for offers and sales in the secondary market.

$10,000,000,000

Medium-Term Notes,

Series K

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC

Banc of America Investment Services, Inc.

April 15, 2004